                         AGREEMENT AND PLAN OF MERGER

                                     AMONG

                            ACSYS RESOURCES, INC.,

                       ACSYS STAFFING ACQUISITION CORP.,

                        ACSYS SEARCH ACQUISITION CORP.,

                        ACSYS CAREER ACQUISITION CORP.

                                      AND

                            C.P.A. STAFFING, INC.,

                             C.P.A. SEARCH, INC.,

                       CAREER PLACEMENT ASSOCIATES, INC.

                                      AND

                                JOHN FICQUETTE,

                                      AND

                                LOUIS BOOHAKER


                         DATED AS OF AUGUST 12, 1997

                               TABLE OF CONTENTS

                                                                   Page
                                                                   ----
ARTICLE I

DEFINITIONS..........................................................1
-----------
            1.1  Definitions.........................................1
                 -----------
            1.2  Knowledge...........................................7
                 ---------

ARTICLE II

     MERGERS.........................................................8
     -------
            2.1  Mergers.............................................8
                 -------
            2.2  Effective Times.....................................8
                 ---------------
            2.3  Closing.............................................9
                 -------
            2.4  Articles of Incorporation; By-Laws..................9
                 ----------------------------------
            2.5  Directors and Officers..............................9
                 ----------------------

ARTICLE III

     MERGER CONSIDERATION; CONVERSION OF SHARES.....................10
     ------------------------------------------
            3.1  Merger Consideration...............................10
                 --------------------
            3.2  Conversion of Shares...............................10
                 --------------------
            3.3  Lost, Stolen or Destroyed Certificates.............12
                 --------------------------------------
            3.4  Taking of Necessary Action; Further Action.........12
                 ------------------------------------------

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF C.P.A. STAFFING,
     C.P.A. SEARCH AND CAREER PLACEMENT AND THE SHAREHOLDERS........12
     -------------------------------------------------------
             4.1  Corporate Status..................................12
                  ----------------
             4.2  Authorization.....................................12
                  -------------
             4.3  Capitalization....................................13
                  --------------
             4.4  No Conflict.......................................13
                  -----------
             4.5  Consents and Approvals............................14
                  ----------------------
             4.6  Stock Ownership...................................14
                  ---------------
             4.7  Financial Statements..............................14
                  --------------------
             4.8  Title to Assets and Related Matters...............15
                  -----------------------------------
             4.9  Accounts Receivable...............................15
                  -------------------
             4.10 Accounts Payable..................................15
                  ----------------
             4.11 Product Warranties and Price Guarantees...........15
                  ---------------------------------------
             4.12 No Undisclosed Liabilities........................16
                  --------------------------
             4.13 Taxes.............................................16
                  -----


                         TABLE OF CONTENTS (continued)
                                                                   Page
                                                                   ----
            4.14  Legal Proceedings and Compliance with Law.........16
                  -----------------------------------------
            4.15  Contracts.........................................18
                  ---------
            4.16  Insurance.........................................19
                  ---------
            4.17  Intellectual Property and Software Products.......20
                  -------------------------------------------
            4.18  Employee Relations................................20
                  ------------------
            4.19  ERISA.............................................21
                  -----
            4.20  Corporate Records.................................24
                  -----------------
            4.21  Absence of Certain Changes........................24
                  --------------------------
            4.22  Clients...........................................25
                  -------
            4.23  Finder's Fees.....................................25
                  -------------
            4.24  Securities Laws Matters...........................25
                  -----------------------
            4.25  Additional Information............................28
                  ----------------------
            4.26  Transactions with Affiliates......................28
                  ----------------------------
            4.27  Reports...........................................28
                  -------
            4.28  Full Disclosure...................................28
                  ---------------

ARTICLE V

     REPRESENTATIONS AND WARRANTIES OF ACSYS........................29
     ---------------------------------------
            5.1   Corporate Status..................................29
                  ----------------
            5.2   Authorization.....................................29
                  -------------
            5.3   Capitalization....................................29
                  --------------
            5.4   No Conflict.......................................30
                  -----------
            5.5   Consents and Approvals............................30
                  ----------------------
            5.6   Financial Statements..............................30
                  --------------------
            5.7   Title to Assets and Related Matters...............31
                  -----------------------------------
            5.8   Accounts Receivable...............................31
                  -------------------
            5.9   Accounts Payable..................................31
                  ----------------
            5.10  Product Warranties and Price Guarantees...........31
                  ---------------------------------------
            5.11  No Undisclosed Liabilities........................31
                  --------------------------
            5.12  Taxes.............................................31
                  -----
            5.13  Legal Proceedings and Compliance with Law.........32
                  -----------------------------------------
            5.14  Contracts.........................................33
                  ---------
            5.15  Insurance.........................................34
                  ---------
            5.16  Intellectual Property and Software Products.......35
                  -------------------------------------------
            5.17  Employee Relations................................35
                  ------------------
            5.18  ERISA.............................................36
                  -----
            5.19  Corporate Records.................................38
                  -----------------
            5.20  Absence of Certain Changes........................38
                  --------------------------


                         TABLE OF CONTENTS (continued)

                                                                  Page
                                                                  ----
            5.21 Clients...........................................39
                 -------
            5.22 Finder's Fees.....................................40
                 -------------
            5.23 Transactions with Affiliates......................40
                 ----------------------------
            5.24 Full Disclosure...................................40
                 ---------------

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARIES.........40
     -----------------------------------------------------
            6.1  Corporate Status..................................40
                 ----------------
            6.2  Authorization.....................................40
                 -------------
            6.3  Capitalization....................................40
                 --------------
            6.4  No Conflict.......................................41
                 -----------
            6.5  Consents and Approvals............................41
                 ----------------------

ARTICLE VII

      COVENANTS OF C.P.A. STAFFING, C.P.A SEARCH,
      CAREER PLACEMENT AND THE SHAREHOLDERS........................41
       ------------------------------------
            7.1  Access............................................41
                 ------
            7.2  Regulatory Matters................................41
                 ------------------
            7.3  Exclusivity.......................................41
                 -----------
            7.4  Financial Information.............................42
                 ---------------------
            7.5  Restrictive Covenants.............................42
                 ---------------------
            7.6  Required Consents.................................44
                 -----------------
            7.7  Conduct of the Business Prior to the Closing......44
                 --------------------------------------------
            7.8  Shareholder Releases..............................45
                 --------------------

ARTICLE VIII

     CONDITIONS TO OBLIGATIONS OF ACSYS............................46
     ----------------------------------
            8.1  No Court Order or Litigation......................46
                 ----------------------------
            8.2  Representations, Warranties and Agreements........46
                 ------------------------------------------
            8.3  Actions and Proceedings...........................46
                 -----------------------
            8.4  Employment Agreements.............................47
                 ---------------------
            8.5  Shareholders Agreement............................47
                 ----------------------
            8.6  Escrow Agreement..................................47
                 ----------------
            8.7  Legal Opinion.....................................47
                 -------------
            8.8  Due Diligence.....................................47
                 -------------
            8.9  Regulatory Approvals..............................47
                 --------------------


                         TABLE OF CONTENTS (continued)
                                                                   Page
                                                                   ----
            8.10 Financing..........................................47
                 ---------
            8.11 Termination of Existing Agreements.................47
                 ----------------------------------

ARTICLE IX

     CONDITION TO OBLIGATIONS OF C.P.A. STAFFING, C.P.A. SEARCH,
     CAREER PLACEMENT AND THE SHAREHOLDERS..........................48
     -------------------------------------
            9.1 No Court Order or Litigation........................48
                ----------------------------
            9.2 Representations, Warranties and Agreements..........48
                ------------------------------------------
            9.3 Actions and Proceedings.............................48
                -----------------------
            9.4 Employment Agreements...............................49
                ---------------------
            9.5 Regulatory Approvals................................49
                --------------------

ARTICLE X

     SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...................49
     --------------------------------------------
           10.1 Survival of Representations, Etc....................49
                --------------------------------
           10.2 Indemnification by the Shareholders.................49
                -----------------------------------
           10.3  Indemnification by ACSYS...........................50
                 ------------------------
           10.4  Limitation on Liabilities..........................50
                 -------------------------
           10.5  Procedure for Claims...............................50
                 --------------------
           10.6  Third Party Claims.................................51
                 ------------------
           10.7  Exceptions to Limitations..........................51
                 -------------------------
           10.8  Escrow.............................................51
                 ------
           10.9  Effect of Investigation............................52
                 -----------------------
          10.10  Contingent Claims..................................52
                 -----------------

ARTICLE XI

     TERMINATION....................................................52
     -----------
           11.1  Termination........................................52
                 -----------
           11.2  Effect of Termination..............................53
                 ---------------------

ARTICLE XII

     MISCELLANEOUS..................................................53
     -------------
           12.1  Payment of Expenses................................53
                 -------------------
           12.2  Entire Agreement...................................53
                 ----------------


                         TABLE OF CONTENTS (continued)

                                                                   Page
                                                                   ----
            12.3  Amendment, Parties in Interest, Assignment, Etc...53
                  -----------------------------------------------
            12.4  Interpretation....................................53
                  --------------
            12.5  Notices...........................................54
                  -------
            12.6  Governing Law.....................................55
                  -------------
            12.7  Counterparts......................................55
                  ------------

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


     THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made as of the 12th day of August, 1997, by and among ACSYS Resources, Inc., a Pennsylvania corporation ("ACSYS"), ACSYS Staffing Acquisition Corp., a Georgia corporation and wholly owned subsidiary of ACSYS ("Staffing Acquisition"), ACSYS Search Acquisition Corp., a Georgia corporation and wholly owned subsidiary of ACSYS ("Search Acquisition"), ACSYS Career Acquisition Corp., a Georgia corporation and wholly owned subsidiary of ACSYS ("Career Acquisition"), and C.P.A. Staffing, Inc., a Georgia corporation ("C.P.A. Staffing"), C.P.A. Search, Inc., a Georgia corporation ("C.P.A. Search"), Career Placement Associates, Inc., a Georgia corporation ("Career Placement"), and John Ficquette and Louis Boohaker (together, the "Shareholders").

                               R E C I T A L S:
                               - - - - - - - -

     WHEREAS, in consideration of the mutual agreements of the parties as set forth herein, the boards of directors of ACSYS, Staffing Acquisition, Search Acquisition, Career Acquisition, C.P.A. Staffing, C.P.A. Search and Career Placement deem it in the best interests of their respective shareholders that Staffing Acquisition be merged with and into C.P.A. Staffing, Search Acquisition be merged with and into C.P.A. Search and Career Acquisition be merged with and into Career Placement, in each case upon the terms and subject to the conditions of this Agreement;

     WHEREAS, for federal income tax purposes, it is intended that each such merger shall qualify as a reorganization under Sections 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended (the "Code"), pursuant to which the common stock of each of C.P.A. Staffing, C.P.A. Search and Career Placement shall be converted into the right to receive cash and common stock of ACSYS;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, intending to be legally bound hereby, the parties hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Definitions.  In addition to the terms defined elsewhere herein, the
          -----------
following terms have the meanings specified or referred to in this Article 1.1
                                                                   -----------
and shall be equally applicable to both the singular and plural forms. Any agreement referred to below shall mean such agreement as amended, supplemented and modified from time to time to the extent permitted by the applicable provisions thereof and by this Agreement

     "Acquisition Proposal" is defined in Section 7.3.

     "ACSYS" is defined in the preamble to this Agreement.

     "ACSYS Balance Sheet" is defined in Section 5.6.

     "ACSYS Balance Sheet Date" is defined in Section 5.6.

     "ACSYS Disclosure Schedule" is defined in the preamble to Article V.

     "ACSYS Interim Balance Sheet" is defined in Section 5.6.

     "ACSYS Interim Balance Sheet Date" is defined Section 5.6.

     "ACSYS Financial Statements" is defined in Section 5.6.

     "ACSYS Preliminary Audited Financial Statements" is defined in Section 5.6.

     "ACSYS Required Consents" is defined in Section 5.5.

     "ACSYS Unaudited Financial Statements" is defined in Section 5.6.

     "ACSYS Shares" means shares of the common stock of ACSYS issued to the Shareholders in the Staffing Merger, the Search Merger and the Career Merger.

     "Action" is defined in Section 10.6

     "Affiliates" means, with respect to a particular party, persons or entities controlling, controlled by or under common control with that party, as well as the officers, directors and majority-owned entities of that party and of its other Affiliates.

     "Agent" is defined in Section 7.3.

     "Agreement" means this Agreement.

     "Balance Sheet Date" is defined in Section 4.7.

     "Benefit Plan" is defined in Section 4.19.

     "Career Certificate" is defined in Section 3.2(c).

     "Career Certificate of Merger" is defined in Section 2.2(c).

     "Career Merger" is defined in Section 2.1(c).

     "Career Merger Effective Time" is defined in Section 2.2(c).

     "Career Per Share Cash Consideration" is defined in Section 3.2(c).

     "Career Placement Shares" is defined in Section 3.2(c).

     "Career Per Share Stock Consideration" is defined in Section 3.2(c).

     "Certificate" means any Staffing Certificate, Search Certificate or Career Certificate, as the context requires.

     "Charter Documents" means an entity's certificate or articles of incorporation, certificate defining the rights and preferences of securities, articles of organization, general or limited partnership agreement, certificate of limited partnership, joint venture agreement or similar document governing the entity.

     "Claim Notice" is defined in Section 10.5(a).

     "Claim Response" is defined in Section 10.5(a).

     "Closing" is defined in Section 2.3.

     "Closing Date" is defined in Section 2.3.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "Company" means C.P.A. Staffing, C.P.A. Search or Career Placement, as the context requires.

     "Company Balance Sheet" is defined in Section 4.7.

     "Company Disclosure Schedule" is defined in the preamble to Article IV.

     "Confidential Information" means any confidential information or trade secrets, including, without limitation, information and knowledge pertaining to products and services offered, innovations, designs, ideas, plans, trade secrets, proprietary information, know-how and other technical information, advertising, distribution and sales methods and systems, sales and profit figures, customer and client lists, and relationships with dealers, distributors, wholesalers, customers, clients, suppliers and others who have business dealings with the Business.

     "Contract" means any written or oral contract, agreement, lease, plan, instrument or other document or commitment, arrangement, undertaking, practice or authorization that is or may be binding on any Person or its property under applicable law.

     "Copyrights" means registered copyrights, copyright applications and unregistered copyrights.

     "Court Order" means any judgment, decree, injunction, order or ruling of any federal, state, local or foreign court or governmental or regulatory body or arbitrator or authority that is binding on any Person or its property under applicable law.

     "Damages" is defined in Section  10.2.

     "Default" means (a) a breach, default or violation, (b) the occurrence of an event that with or without the passage of time or the giving of notice, or both, would constitute a breach, default or violation or (c) with respect to any Contract, the occurrence of an event that with or without the passage of time or the giving of notice, or both, would give rise to a right of termination, renegotiation or acceleration.

     "Encumbrances" means any lien, mortgage, security interest, pledge, restriction on transferability or voting, defect of title or other claim, charge or encumbrance of any nature whatsoever on any property or property interest.

     "Environmental Condition" is defined in Section 4.14(b).

     "Environmental Law" is defined in Section 4.14(b).

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" means Mellon Bank, N.A.

     "Escrow Agreement" means the Escrow Agreement to be entered into at the Closing by and among ACSYS, the Shareholders and the Escrow Agent substantially in the form attached as Exhibit C hereto.

     "Escrow Deposit" is defined in Section 10.8.

     "Financial Statements" is defined in Section 4.7.

     "GAAP" means United States generally accepted accounting principles.

     "GBCC" is defined in Section 2.1(a).

     "Governmental Body" means any foreign, federal, state, local or other governmental authority or regulatory or judicial body.

     "Hazardous Substances" means (i) any gasoline, fuel oil or any other petroleum products, explosives, alcohols or chemical solvents or polychlorinated biphenyls, (ii) any substance, waste, material or product defined as hazardous, radioactive, extremely hazardous or toxic under any Environmental Law, and (iii) asbestos, asbestos-containing substances or urea formaldehyde insulation.

     "Indemnified ACSYS Party" is defined in Section 10.2.

     "Indemnified Party" is defined in Section 10.5(a).

     "Indemnified Seller Party" is defined in Section 10.3.

     "Indemnitor" is defined in Section 10.5(a).

     "Interim Company Balance Sheet" is defined in Section 4.7.

     "Interim Company Balance Sheet Date" is defined in Section 4.7.

     "Intellectual Property" means any Copyrights, Patents, Trademarks, know-how, trade secrets (including, without limitation, all results of research and development), product formulae, franchises, inventions, rights-to-use and other industrial or intellectual property rights.

     "Liability" means any direct or indirect liability, indebtedness, obligation, expense, claim, loss, damage, deficiency, guaranty or endorsement of or by any Person, absolute or contingent, accrued or unaccrued, due or to become due, liquidated or unliquidated.

     "Liquidated Claim Notice" is defined in Section 10.5(a).

     "Litigation" means any lawsuit, action, arbitration, administrative or other proceeding, criminal prosecution or governmental investigation or inquiry.

     "Material Adverse Effect" means, with respect to any party, a material adverse effect on the business, assets, financial condition, results of operations, liquidity, products, prospects, competitive position, customers or customer relations of such party.

     "Mears Financial Statements" is defined in Section 4.7.

     "Merger Cash Portion" is defined in Section 3.1.

     "Merger Share Portion" is defined in Section 3.1.

     "Merger Consideration" is defined in Section 3.1.

     "Merger Debt Repayment Portion" is defined in Section 3.1.

     "Merger Subsidiary" means ACSYS Staffing Acquisition Corp., ACSYS Search Acquisition Corp. or ACSYS Career Acquisition Corp., as the context requires.

     "Mergers" is defined in Section 3.1.

     "Ordinary course" or "ordinary course of business" means the ordinary course of business that is consistent in nature and, where relevant, amount with past practices.

     "Patents" means all patents and patent applications.

     "Pension Plan" is defined in Section 4.19(b).

     "Permit" means any governmental permit, license, registration, certificate of occupancy, approval and other authorization.

     "Permitted Encumbrances" means those encumbrances specifically set forth on the Company Disclosure Schedule.

     "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

     "Plan" is defined in Section 4.19.

     "Preliminary Audited Financial Statements" is defined in Section 4.7.

     "Regulation" means any statute, law, ordinance, regulation, order or rule of any Governmental Body.

     "Released Claims" is defined in Section 7.8.

     "Releases" is defined in Section 7.8.

     "Required Consents" is defined in Section 4.5.

     "Response Period" is defined in Section 10.5(a).

     "Restricted Business" is defined in Section 7.5(a).

     "Search Certificate" is defined in Section 3.2(b).

     "Search Certificate of Merger" is defined in Section 2.2(b).

     "Search Merger" is defined in Section 2.1(b).

     "Search Merger Effective Time" is defined in Section 2.2(b).

     "Search Per Share Cash Consideration" is defined in Section 3.2(b).

     "Search Per Share Stock Consideration" is defined in Section 3.2(b).

     "Search Shares" is defined in Section 3.2(b).

     "Securities Act" is defined in Section 4.24(a).

     "Shareholders" is defined in the preamble to this Agreement.

     "Staffing Certificate" is defined in Section 3.2(a).

     "Staffing Certificate of Merger" is defined in Section 2.2(a).

     "Staffing Merger" is defined in Section 2.1(a).

     "Staffing Merger Effective Time" is defined in Section 2.2(a).

     "Staffing Per Share Cash Consideration" is defined in Section 3.2(a).

     "Staffing Per Share Stock Consideration" is defined in Section 3.2(a).

     "Staffing Shares" is defined in Section 3.2(a).

     "Taxes" means any taxes, duties, assessments, fees, levies, or similar governmental charges, together with any interest, penalties, and additions to tax, imposed by any taxing authority, wherever located (i.e. whether federal,
                                                        ----
state, local, municipal, or foreign), including, without limitation, all net income, gross income, gross receipts, net receipts, sales, use, transfer, franchise, privilege, profits, social security, disability, withholding, payroll, unemployment, employment, excise, severance, property, windfall profits, value added, ad valorem, occupation, or any other similar governmental
                      -- -------
charge or imposition.

     "Tax Returns" is defined in Section 4.13.

     "Trademarks" means registered trademarks, registered service marks, trademark and service mark applications and unregistered trademarks and service marks.

     "Unaudited Financial Statements" is defined in Section 4.7.

     "Unliquidated Claim" is defined in Section 10.5(a).

     1.2  Knowledge.  The term "to the knowledge of", or words to that effect as
         ---------
used herein, shall mean those facts that are known or should reasonably have been known after due inquiry by the corporate executive officers of the corporation and the knowledge that would have been obtained from a reasonable investigation.

                                  ARTICLE II

                                    MERGERS
                                    -------

    2.1   Mergers.
          -------


          (a) Upon the terms and subject to the conditions of this Agreement and in accordance with the Georgia Business Corporation Code (the "GBCC"), at the Staffing Merger Effective Time (as defined in Section 2.2(a)), Staffing Acquisition shall be merged with and into C.P.A. Staffing (the "Staffing Merger") and the separate corporate existence of Staffing Acquisition shall thereupon cease, C.P.A. Staffing shall be the successor or surviving corporation in the Staffing Merger and shall continue to be governed by the laws of the State of Georgia and the separate corporate existence of C.P.A. Staffing with all its rights, privileges and immunities, powers and franchises shall continue unaffected by the Staffing Merger.

          (b) Upon the terms and subject to the conditions of this Agreement and in accordance with the GBCC, at the Search Merger Effective Time (as defined in Section 2.2(b)), Search Acquisition shall be merged with and into C.P.A. Search (the "Search Merger") and the separate corporate existence of Search Acquisition shall thereupon cease, C.P.A. Search shall be the successor or surviving corporation in the Search Merger and shall continue to be governed by the laws of the State of Georgia and the separate corporate existence of C.P.A. Search with all its rights, privileges and immunities, powers and franchises shall continue unaffected by the Search Merger.

          (c) Upon the terms and subject to the conditions of this Agreement and in accordance with the GBCC, at the Career Merger Effective Time (as defined in Section 2.2(c)), Career Acquisition shall be merged with and into Career Placement (the "Career Merger") and the separate corporate existence of Career Acquisition shall thereupon cease, Career Placement shall be the successor or surviving corporation in the Career Merger and shall continue to be governed by the laws of the State of Georgia and the separate corporate existence of Career Placement with all its rights, privileges and immunities, powers and franchises shall continue unaffected by the Career Merger.

    2.2   Effective Times.
          ---------------

          (a) On the Closing Date, upon the terms and subject to the conditions hereof, Staffing Acquisition and C.P.A. Staffing shall file a Certificate of Merger (the "Staffing Certificate of Merger") with the Secretary of State of the State of Georgia, in such form as may be required by, and executed in accordance with, the GBCC. The Staffing Merger shall become effective at such time as such document is so filed or at such time as is set forth in the Staffing Certificate of Merger, if different, which time is hereinafter referred to as the "Staffing Merger Effective Time." The Staffing Merger shall have the effects set forth in the applicable provisions of the GBCC and this Agreement.

          (b) On the Closing Date, upon the terms and subject to the conditions hereof, Search Acquisition and C.P.A. Search shall file a Certificate of Merger (the "Search Certificate of Merger") with the Secretary of State of the State of Georgia, in such form as may be required by, and executed in accordance with, the GBCC. The Search Merger shall become effective at such time as such document is so filed or at such time as is set forth in the Staffing Certificate of Merger, if different, which time is hereinafter referred to as the "Search Merger Effective Time." The Search Merger shall have the effects set forth in the applicable provisions of the GBCC and this Agreement.

          (c) On the Closing Date, upon the terms and subject to the conditions hereof, Career Acquisition and Career Placement shall file a Certificate of Merger (the "Career Certificate of Merger") with the Secretary of State of the State of Georgia, in such form as may be required by, and executed in accordance with, the GBCC. The Career Merger shall become effective at such time as such document is so filed or at such time as is set forth in the Career Certificate of Merger, if different, which time is hereinafter referred to as the "Career Merger Effective Time." The Career Merger shall have the effects set forth in the applicable provisions of the GBCC and this Agreement.

    2.3   Closing.  The closing of the Staffing Merger, the Search Merger and
          -------
the Career Merger (the "Closing") shall take place on August ___, 1997 at the offices of Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania, at 10:00 a.m. or such other place, time and date as the parties may mutually agree. The consummation of the Staffing Merger shall occur immediately prior to the consummation of the Search Merger and the consummation of the Search Merger will occur immediately prior to the consummation of the Career Merger. The date on which the Closing shall occur is hereinafter referred to as the "Closing Date".

    2.4   Articles of Incorporation; By-Laws.
          ----------------------------------

          (a) The Articles of Incorporation and By-Laws of C.P.A. Staffing at the Staffing Merger Effective Time shall be the Articles of Incorporation and By-Laws of the surviving corporation of the Staffing Merger until thereafter amended as provided therein and the GBCC.

          (b) The Articles of Incorporation and By-Laws of C.P.A. Search at the Search Merger Effective Time shall be the Articles of Incorporation and By-Laws of the surviving corporation of the Search Merger until thereafter amended as provided therein and the GBCC.

          (c) The Articles of Incorporation and By-Laws of Career Placement at the Career Merger Effective Time shall be the Articles of Incorporation and By-Laws of the surviving corporation of the Career Merger until thereafter amended as provided therein and the GBCC.

    2.5   Directors and Officers.
          ----------------------

          (a) The directors and officers of C.P.A. Staffing after the Staffing Merger Effective Time shall be as set forth on Schedule 2.5 hereto until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the surviving corporation of the Staffing Merger.

          (b) The directors and officers of C.P.A. Search after the Search Merger Effective Time shall be as set forth on Schedule 2.5 hereto until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the surviving corporation of the Search Merger.

          (c) The directors and officers of Career Placement after the Career Merger Effective Time shall be as set forth on Schedule 2.5 hereto until their successors have been duly elected, appointed or qualified or until their earlier death, resignation or removal in accordance with the Articles of Incorporation and Bylaws of the surviving corporation of the Career Merger.


                                  ARTICLE III

                  MERGER CONSIDERATION; CONVERSION OF SHARES
                  ------------------------------------------

    3.1   Merger Consideration.  The aggregate purchase price payable by ACSYS
          --------------------
in the Staffing Merger, the Search Merger and the Career Merger (collectively, the "Mergers") shall be $9,570,245 (the "Merger Consideration"), of which $7,023,825.83 shall be payable in the Staffing Merger, $2,545,419.17 shall be payable in the Search Merger and $1,000 shall be payable in the Career Merger. The Merger Consideration shall consist of $1,634,049, without interest (the "Merger Cash Portion"), $280,000 less applicable withholding taxes, without interest, to be paid to Ruth Gottlieb in repayment of a $280,000 principal amount demand note from C.P.A. Staffing to Ruth Gottlieb (the "Merger Debt Repayment Portion") and 3,247,762 ACSYS Shares (the "Merger Share Portion"). The Merger Cash Portion shall be allocated $1,124,765.17 to the Staffing Merger, $509,083.83 to the Search Merger and $200 to the Career Merger. The Merger Debt Repayment Portion shall be allocated entirely to the Staffing Merger. The Merger Share Portion shall be allocated pro rata to the Staffing Merger, the Search Merger and the Career Merger based on the purchase price payable by ACSYS in each such merger as set forth in this Section 3.1 bears to the Merger Consideration.

    3.2   Conversion of Shares.
          --------------------

          (a) At the Staffing Merger Effective Time, by virtue of the Staffing Merger and without any action on the part of C.P.A. Staffing, Staffing Acquisition or the holder of any of the securities thereof, (i) each share of C.P.A. Staffing common stock issued and outstanding immediately prior to the Staffing Merger Effective Time ("Staffing Shares") shall be canceled and extinguished and be converted into and represent the right to receive (A) $5623.83 in cash, without interest (the "Staffing Per Share Cash Consideration"), and (B) 11,918.041 ACSYS Shares (the "Staffing Per Share Stock Consideration"). All Staffing Shares, by virtue of the Staffing Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Staffing Shares ("Staffing Certificate") shall thereafter cease to have any rights with respect thereto, except the right to receive the Staffing Per Share Cash Consideration and the Staffing Per Share Stock Consideration for such Staffing Shares upon the surrender of such certificate in accordance with this Section 3.2(a).

At the Closing, upon surrender of Staffing Certificates representing all the Staffing Shares to ACSYS for cancellation, each of the Shareholders shall be entitled to receive, subject to Section 10.8 hereof, $562,383 in cash, without interest, and a certificate representing 1,191,804.1 ACSYS Common Shares. At the Staffing Merger Effective Time, each share of common stock of Staffing Acquisition issued and outstanding immediately prior thereto shall, by virtue of the Staffing Merger and without any action on the part of the holder thereof, be converted into one share of common stock of C.P.A. Staffing as the surviving corporation.

          (b) At the Search Merger Effective Time, by virtue of the Search Merger and without any action on the part of C.P.A. Search, Search Acquisition or the holder of any of the securities thereof, (i) each share of C.P.A. Search common stock issued and outstanding immediately prior to the Search Merger Effective Time ("Search Shares") shall be canceled and extinguished and be converted into and represent the right to receive (A) $2,545.42 in cash, without interest (the "Search Per Share Cash Consideration"), and (B) 4,319.072 ACSYS Shares (the "Search Per Share Stock Consideration"). All Search Shares, by virtue of the Search Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Search Shares ("Search Certificate") shall thereafter cease to have any rights with respect thereto, except the right to receive the Search Per Share Cash Consideration and the Search Per Share Stock Consideration for such Search Shares upon the surrender of such certificate in accordance with this Section 3.2(b). At the Closing, upon surrender of Search Certificates representing all the Search Shares to ACSYS for cancellation, each of the Shareholders shall be entitled to receive, subject to Section 10.8 hereof, $254,542 in cash, without interest, and a certificate representing 431,907.2 ACSYS Common Shares. At the Search Merger Effective Time, each share of common stock of Search Acquisition issued and outstanding immediately prior thereto shall, by virtue of the Search Merger and without any action on the part of the holder thereof, be converted into one share of common stock of C.P.A. Search as the surviving corporation.

          (c) At the Career Merger Effective Time, by virtue of the Career Merger and without any action on the part of Career Placement, Career Acquisition or the holder of any of the securities thereof, (i) each share of Career Placement common stock issued and outstanding immediately prior to the Career Merger Effective Time ("Career Placement Shares") shall be canceled and extinguished and be converted into and represent the right to receive (A) $0.20 in cash, without interest (the "Career Per Share Cash Consideration"), and (B)
0.3394 ACSYS Shares (the "Career Per Share Stock Consideration"). All Career Placement Shares, by virtue of the Career Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any Career Placement Shares ("Career Certificate") shall thereafter cease to have any rights with respect thereto, except the right to receive the Career Per Share Cash Consideration and the Career Per Share Stock Consideration for such Career Placement Shares upon the surrender of such certificate in accordance with this Section 3.2(c). At the Closing, upon surrender of Career Certificates representing all the Career Placement Shares to ACSYS for cancellation, each of the Shareholders shall be entitled to receive, subject to
Section 10.8 hereof, $100.00 in cash, without interest, and a certificate representing 169.7 ACSYS Common Shares. At the Career Merger Effective Time, each share of common stock of Career Acquisition issued and outstanding immediately prior thereto shall, by virtue of the Career Merger and without any action on the part of the holder thereof, be converted into one share of common stock of Career Placement as the surviving corporation.

    3.3   Lost, Stolen or Destroyed Certificates.  In the event any Certificate
          --------------------------------------
shall have been lost, stolen or destroyed, ACSYS may, in its discretion and as a condition precedent to the disbursement of the Merger Cash Consideration and the Merger Share Consideration in respect of shares represented by such Certificate, require the owner of such lost, stolen or destroyed Certificate to make an affidavit of that fact containing such indemnification provisions as ACSYS may reasonably deem appropriate, including, without limitation, the posting of a bond as indemnity against any claim that may be made against it or the surviving corporation with respect to such Certificate.

    3.4   Taking of Necessary Action; Further Action.  If any further action is
          ------------------------------------------
necessary or desirable to carry out the purposes of this Agreement and to vest any of the surviving corporations with full rights and title to and possession of all assets, properties, rights, privileges, immunities and franchises of either of the constituent corporations, the officers and directors of each such corporation are fully authorized in the name of such corporation or otherwise to take, and shall take, all such lawful and necessary action.


                                  ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF C.P.A. STAFFING,
            C.P.A. SEARCH AND CAREER PLACEMENT AND THE SHAREHOLDERS
            -------------------------------------------------------

          Except as disclosed in a schedule attached to this Agreement (the "Company Disclosure Schedule") which identifies with particularity an exception to a representation and warranty in this Agreement, C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders jointly and severally represent and warrant to ACSYS and the Merger Subsidiaries as set forth below.

    4.1   Corporate Status.  Each of C.P.A. Staffing, C.P.A. Search and Career
          ----------------
Placement is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the character of its properties or the nature or conduct of its business requires it to be so qualified, except where the failure to so qualify is not likely to have, individually or in the aggregate, a Material Adverse Effect. C.P.A. Staffing, C.P.A. Search and Career Placement do not own or control, or have any equity interest in any other Person.

    4.2   Authorization.  Each of C.P.A. Staffing, C.P.A. Search and Career
          -------------
Placement has the requisite power and authority to own, lease and operate its properties and carry on its business as currently conducted, and to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized by all necessary corporate action on the part of C.P.A. Staffing, C.P.A. Search and Career Placement, including, without limitation, approval by the requisite vote of the shareholders of each such Company. Each Shareholder has the requisite power, capacity, legal right and authority to execute and deliver this Agreement and to perform the transactions contemplated herein. This Agreement has been duly executed and delivered by each of C.P.A. Staffing, C.P.A. Search and Career Placement and constitutes a valid and binding obligation of C.P.A. Staffing, C.P.A. Search and Career Placement, enforceable against each of them in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and except that such enforceability is subject to general principles of equity). This Agreement has been duly executed and delivered by each Shareholder and constitutes a valid and binding obligation of each such Shareholder, enforceable against each such Shareholder in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and except that such enforceability is subject to general principles of equity).

    4.3   Capitalization.  The authorized capital stock of C.P.A. Staffing
          --------------
consists of 10,000 shares of common stock, $1.00 par value per share, of which 200 Staffing Shares are issued and outstanding and owned by the Shareholders. All of the issued and outstanding Staffing Shares have been duly authorized and are validly issued, fully paid and non-assessable. The authorized capital stock of C.P.A. Search consists of 10,000 shares of common stock, $1.00 par value per share, of which 200 Search Shares are issued and outstanding and owned by the Shareholders. All of the issued and outstanding Search Shares have been duly authorized and are validly issued, fully paid and non-assessable. The authorized capital stock of Career Placement consists of 100,000 shares of common stock, no par value per share, of which 1,000 Career Placement Shares are issued and outstanding and owned by the Shareholders. All of the issued and outstanding Career Placement Shares have been duly authorized and are validly issued, fully paid and non-assessable. The Company Disclosure Schedule contains a true and complete list of the record holders of all issued and outstanding Shares of each Company and sets forth the full name and number of Shares of each Company owned by each. Except as set forth on the Company Disclosure Schedule, none of C.P.A. Staffing, C.P.A. Search or Career Placement has outstanding (i) any subscription, option, put, call, warrant or other right or commitment to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock, or securities or other instruments convertible into, or exchangeable or exercisable for its capital stock, or (ii) any securities convertible into, or exchangeable or exercisable for any of its capital stock. There are no shares of capital stock of C.P.A. Staffing, C.P.A. Search or Career Placement that have been issued in violation of, or are subject to, any preemptive rights or subscription agreements. Except as set forth on the Company Disclosure Schedule, there are no stockholder agreements, voting agreements, voting trusts or any such other similar arrangements which have the effect of restricting or limiting the transfer, voting or other rights associated with the capital stock of C.P.A. Staffing, C.P.A. Search or Career Placement.

    4.4   No Conflict.  Except as set forth on the Company Disclosure Schedule,
          -----------
neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein by C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders, will (i) violate or conflict with any of the provisions of any of the Charter Documents or bylaws of C.P.A. Staffing,

C.P.A. Search or Career Placement, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation or other additional rights, or loss of rights under, any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any statute, rule, regulation, injunction, decree, order, judgment or ruling of any Governmental Body to which C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder is a party, or by which they or any of their assets or property are bound other than those which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation of any Encumbrances upon any of the assets or property of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder other than those which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    4.5   Consents and Approvals.  Except for the consents specified in the
          ----------------------
Company Disclosure Schedule (the "Required Consents"), neither the execution or delivery by C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder of this Agreement, nor the performance of the transactions hereunder, will require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Regulation or Court Order to which C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder is subject,
(b) the Charter Documents or bylaws of C.P.A. Staffing, C.P.A. Search or Career Placement or (c) any Contract, Permit or other document to which C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder is a party or by which they or their properties may be bound, including, with respect to (a), (b) and (c), ACSYS or any of the Companies becoming subject to or liable for the payment of any Taxes or any of the properties owned by ACSYS or any of the Companies being reassessed or revalued by any tax authority.

    4.6   Stock Ownership.  Each Shareholder owns of record and beneficially all
          ---------------
title, right and interest to the number of Staffing Shares, Search Shares and Career Shares set forth opposite his or her name on the Company Disclosure Schedule free and clear of all Encumbrances.

    4.7   Financial Statements.  The Company Disclosure Schedule includes
          --------------------
correct and complete copies of financial statements of the combined Companies consisting of a balance sheet as of December 31, 1996 and the related statements of income, retained earnings and cash flows for the year then ended (the "Preliminary Audited Financial Statements"), which were prepared by Arthur Andersen LLP. The Company Disclosure Schedule also includes correct and complete copies of unaudited financial statements of the combined Companies consisting of a balance sheet of as of the end of the period ended June 30, 1997 and the related statements of income for the twelve-month period then ended (the "Unaudited Financial Statements," and together with the Preliminary Audited Financial Statements, the "Financial Statements"). The Financial Statements of the combined Companies are consistent with the books and records of the Companies, and there are no material transactions required by GAAP to be recorded in accounting records that have not been recorded in the accounting records underlying such Financial Statements. The Financial Statements have been prepared in accordance with GAAP consistently applied (including, in each case, any related notes thereto) and present fairly the financial position and assets and liabilities of the combined Companies as of the dates thereof and the results of their operations for the year and twelve-month period then ended, subject to the absence of notes and a cash flow statement in the case of the Unaudited Financial Statements. The balance sheet of the combined Companies as of December 31, 1996 that is included in the Preliminary Audited Financial Statements is referred to herein as the "Company Balance Sheet" and the date thereof is referred to as the "Balance Sheet Date." The balance sheet of the combined Companies as of June 30, 1997 that is included in the Unaudited Financial Statements is referred to herein as the "Interim Company Balance Sheet" and the date thereof is referred to as the "Interim Balance Sheet Date."

    4.8   Title to Assets and Related Matters.
          -----------------------------------

          (a) Each of C.P.A. Staffing, C.P.A. Search and Career Placement has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of all Encumbrances other than (i) mechanics and other statutory liens and the lien of current taxes not yet due and payable, and (ii) possible minor liens which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of C.P.A. Staffing, C.P.A. Search and Career Placement, and which have not arisen otherwise than in the ordinary course of business. Except as set forth on the Company Disclosure Schedule, all of the assets used in the operations of C.P.A. Staffing, C.P.A. Search and Career Placement are in good working condition and repair, subject to normal wear and tear, (b) are usable in the ordinary course of business and (c) conform in all material respects with all applicable Regulations relating to their construction, use and operation. C.P.A. Staffing, C.P.A. Search and Career Placement own or have valid licenses to use all the assets and properties required to operate their business as currently conducted.

          (b) Each of C.P.A. Staffing, C.P.A. Search and Career Placement has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect and, to the best knowledge of C.P.A. Staffing, C.P.A. Search and Career Placement, the parties thereto other than C.P.A. Staffing, C.P.A. Search and Career Placement have complied, and are complying, with all of their material obligations and are not in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice, would cause such a material violation of default under) any of such leases. C.P.A. Staffing, C.P.A. Search and Career Placement enjoy peaceful and undisturbed possession under all such leases.

    4.9   Accounts Receivable.  The accounts receivable of C.P.A. Staffing,
          -------------------
C.P.A. Search and Career Placement are bona fide accounts receivable created in the ordinary course of business and are not subject to defenses, set-offs or counterclaims and are and will be collectible in the ordinary course of business no later than 90 days after billing at the full recorded amounts thereof (net of any allowance for bad debts reflected on the Interim Company Balance Sheet).

    4.10  Accounts Payable.  All accounts payable as set forth on the Interim
          ----------------
Company Balance Sheet or arising since the date thereof have been incurred in the ordinary course of business.

    4.11  Product Warranties and Price Guarantees.  The Company Disclosure
          ---------------------------------------
Schedule sets forth all express product or service warranties and price guarantees made by C.P.A. Staffing, C.P.A. Search or Career Placement.

    4.12  No Undisclosed Liabilities.  None of C.P.A. Staffing, C.P.A. Search or
          --------------------------
Career Placement has any Liabilities except (a) as specifically disclosed on the Interim Company Balance Sheet, (b) Liabilities incurred in the ordinary course since the Interim Balance Sheet Date, and (c) Liabilities under any Contracts specifically disclosed on the Company Disclosure Schedule (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the Interim Company Balance Sheet.

    4.13  Taxes.  Except as disclosed on the Company Disclosure Schedule, with
          -----
respect to C.P.A. Staffing, C.P.A. Search and Career Placement, (i) all reports, returns, statements (including estimated reports, returns, or statements), and other similar filings required to be filed on or before the Closing Date (the "Tax Returns") with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of C.P.A. Staffing, C.P.A. Search and Career Placement for Taxes for the periods, properties, or events covered thereby; (ii) all Taxes payable with respect to the Tax Returns referred to in the preceding clause have been paid;
(iii) none of C.P.A. Staffing, C.P.A. Search or Career Placement has knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against any of them with respect to any Taxes; (iv) all Taxes and other Liabilities due with respect to completed and settled examinations have been paid; (v) there is in effect no extension for the filing of any Tax Return and none of C.P.A. Staffing, C.P.A. Search or Career Placement has extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (vi) no claim has ever been made by any Tax authority in a jurisdiction in which any of C.P.A. Staffing, C.P.A. Search or Career Placement does not file Tax returns that it is or may be subject to taxation by that jurisdiction; (vii) there are no liens for Taxes upon any asset of C.P.A. Staffing, C.P.A. Search or Career Placement except for liens for current Taxes not yet due; (viii) C.P.A. Staffing, C.P.A. Search and Career Placement have maintained all records necessary to comply with applicable tax laws and have timely made, or caused to be made, all deposits required to be made with respect to employees' withholding and other payroll, employment, or other withholding taxes. Each of C.P.A. Staffing, C.P.A. Search and Career Placement has been appropriately taxable as an S corporation for Federal, State and local tax purposes for all periods of their existence. No action has been taken that would have the effect of causing the S Corporation election of C.P.A. Staffing, C.P.A. Search or Career Placement to be terminated. None of C.P.A. Staffing, C.P.A. Search or Career Placement is or has been a party to any tax allocation or sharing agreement and none of them is or has been a member of an affiliated group within the meaning of Section 1504 of the Code.

    4.14  Legal Proceedings and Compliance with Law.
          -----------------------------------------

          (a) Except as disclosed on the Company Disclosure Schedule, there is no Litigation that is pending or, to knowledge of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder, threatened or unasserted but considered probable of assertion, against or related to C.P.A. Staffing, C.P.A. Search or Career Placement, any Shareholder or any director thereof or against any property or interest of any of them that is likely to have, individually or in the aggregate, a Material Adverse Effect. There has been no Default under any Regulation applicable to C.P.A. Staffing, C.P.A. Search or Career Placement or the employees conducting their business, including any Regulation relating to pollution or protection of the environment, except for any Defaults that have been cured without material cost or that would not have a Material Adverse Effect, and none of C.P.A. Staffing, C.P.A. Search or Career Placement has ever received any notices from any governmental entity regarding any alleged Default under, or failure to comply with, any Regulation except those that have been cured without material cost or that would not have a Material Adverse Effect. None of C.P.A. Staffing, C.P.A. Search or Career Placement is a party to any Court Order.

          (b) Without limiting the generality of Section 4.14(a), except as described on the Company Disclosure Schedule, there has not been any Environmental Condition (i) at any premises at which the business of C.P.A. Staffing, C.P.A. Search or Career Placement (or any predecessor of C.P.A. Staffing, C.P.A. Search or Career Placement) is currently conducted, (ii) at any property owned, leased or operated at any time by C.P.A. Staffing, C.P.A. Search or Career Placement (or any predecessor of C.P.A. Staffing, C.P.A. Search or Career Placement) or any Person controlled by any Affiliate of C.P.A. Staffing, C.P.A. Search or Career Placement, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of C.P.A. Staffing, C.P.A. Search or Career Placement (or any predecessor of C.P.A. Staffing, C.P.A. Search or Career Placement) or any Person controlled by any Affiliate of C.P.A. Staffing, C.P.A. Search or Career Placement, and none of C.P.A. Staffing, C.P.A. Search or Career Placement has received written notice of any such Environmental Condition. "Environmental Condition" means any condition or circumstance, including the presence of Hazardous Substances, whether created by C.P.A. Staffing, C.P.A. Search or Career Placement (or any predecessor of C.P.A. Staffing, C.P.A. Search or Career Placement) or any third party, at or relating to any such property or premises that would (i) require abatement or correction under an Environmental Law, (ii) give rise to any civil or criminal liability under an Environmental Law,or (iii) create a public or private nuisance. "Environmental Law" means all Regulations and Court Orders relating to pollution or protection of the environment as well as any principles of common law under which a Person may be held liable for the release or discharge of any materials into the environment.

          (c) C.P.A. Staffing, C.P.A. Search and Career Placement have delivered to ACSYS correct and complete copies of any written reports, studies or assessments in the possession or control of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder that relate to any Environmental Condition. None of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder knows of any other written reports, studies or assessments, whether or not in the possession or control of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder, that relate to any Environmental Condition.

          (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) C.P.A. Staffing, C.P.A. Search and Career Placement have obtained and are in full compliance with all Permits that are required for the operations currently conducted by them, (ii) all of the Permits are currently valid and in full force and (iii) C.P.A. Staffing, C.P.A. Search and Career Placement have filed such timely and complete renewal applications as may be required with respect to their Permits. To the knowledge of C.P.A. Staffing, C.P.A. Search, Career Placement and each Shareholder, no revocation, cancellation or withdrawal of a Permit has been threatened.

    4.15  Contracts.
          ---------

          (a) The Company Disclosure Schedule lists each Contract of the following types to which any of C.P.A. Staffing, C.P.A. Search or Career Placement is a party or by which it is bound:

               (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant or with any Affiliate of any Shareholder providing for aggregate payments in any calendar year in excess of $50,000;

               (ii) Contracts for the purchase of, or payment for, supplies or products, or for the performance of services, from or by a third party, in excess of $20,000 with respect to any one supplier or other party;

               (iii) Contracts to sell or supply products, inventory or other property to, or to perform services for, a third party, that involve an amount in excess of $20,000 with respect to any one customer or other party;

               (iv) Contracts to sell any product or provide any service to a governmental or regulatory body;

               (v) Contracts limiting or restraining it from engaging or competing in any lines of business with any Person;

               (vi) Contracts with any customer providing for a volume refund, retrospective price adjustment or price guarantee;

               (vii) Contracts to lease to or from any other party any assets that involve an amount in excess of $20,000 in any individual case;

               (viii) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners or stockholders or with Affiliates of any Shareholder or any members of such Shareholder's immediate family), or agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

               (ix) Contracts creating or recognizing any Encumbrances with respect to any assets or properties of the Company;

               (x) Contracts with distributors, manufacturers sales representatives or other sales agents;

               (xi) Contracts which relate in whole or in part to any software, technical assistance or other know-how or other Intellectual Property right;

               (xii) Contracts for any capital expenditure or leasehold improvement in excess of $20,000;

               (xiii) Contracts not terminable without penalty on not more than thirty (30) days' notice.

               (xiv) Any other Contracts (other than those that may be terminated on not more than 30 days' notice without Liability and those described in any of (i) through (xii) above) not made in the ordinary course of business or which are material to the Company.

          (b) None of C.P.A. Staffing, C.P.A. Search or Career Placement is in Default under any Contract. None of C.P.A. Staffing, C.P.A. Search or Career Placement has received any communication from, or given any communication to, any other party indicating that C.P.A. Staffing, C.P.A. Search, Career Placement or such other party, as the case may be, is in Default under any Contract. To the knowledge of C.P.A. Staffing, C.P.A. Search, Career Placement and each Shareholder, none of the other parties to any such Contract to which C.P.A. Staffing, C.P.A. Search or Career Placement is a party is in Default thereunder. The Contracts are in full force and effect and are enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and except that such enforceability is subject to general principles of equity).

    4.16  Insurance.  The Company Disclosure Schedule lists all policies or
          ---------
binders of insurance held by or on behalf of C.P.A. Staffing, C.P.A. Search or Career Placement or relating to their operations, specifying with respect to each policy the insurer, the type of insurance, the amount of the coverage, the insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal, cancellation, reduction in coverage or substantial increase in premiums with respect to, or disallowance of any claim under, any such policy or binder that has been received by C.P.A. Staffing, C.P.A. Search or Career Placement, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Such policies will continue in full force and effect following the consummation of the Merger and, except as disclosed on the Company Disclosure Schedule, do not provide for any retrospective premium based adjustment or other experience-based liability on the part of C.P.A. Staffing, C.P.A. Search or Career Placement. The Company Disclosure Schedule describes any self-insurance arrangements maintained by C.P.A. Staffing, C.P.A. Search or Career Placement. Such policies and self-insurance arrangements are reasonable and adequate in amount, scope and coverage, in light of the risks attendant to the businesses conducted by them.

    4.17  Intellectual Property and Software Products.  None of C.P.A. Staffing,
          -------------------------------------------
C.P.A. Search or Career Placement currently uses nor has any of them previously used in their operations (including in the development or marketing of products and services) any Copyright, Patent or Trademark except for those listed on the Company Disclosure Schedule. Except as listed in the Company Disclosure Schedule, C.P.A. Staffing, C.P.A. Search and Career Placement own or have the lawful right to use all Intellectual Property that is used or has been used in their operations. All of the Intellectual Property listed on the Company Disclosure Schedule is owned by C.P.A. Staffing, C.P.A. Search or Career Placement free and clear of all Encumbrances, or is used pursuant to an agreement that is identified and described in the Company Disclosure Schedule. None of C.P.A. Staffing, C.P.A. Search or Career Placement infringes upon or unlawfully or wrongfully uses any Intellectual Property rights owned or claimed by another Person. Except as disclosed on the Company Disclosure Schedule, none of C.P.A. Staffing, C.P.A. Search or Career Placement is obligated to pay royalties to any Person. None of C.P.A. Staffing, C.P.A. Search or Career Placement is in Default, nor has any of them received any notice of any claim of infringement or any other claim or proceeding, with respect to any Intellectual Property. No current or former employee of C.P.A. Staffing, C.P.A. Search or Career Placement or any other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any Intellectual Property to C.P.A. Staffing, C.P.A. Search or Career Placement and are not required to assign any such interest to any other Person. All such officers and directors have executed agreements not to disclose the confidential and proprietary information of C.P.A. Staffing, C.P.A. Search or Career Placement to any Person. None of such officers or directors is a party to any agreement that restricts such officer or director from competing with any Person.

    4.18  Employee Relations.
          ------------------

          (a) Except as described in the Company Disclosure Schedule, none of C.P.A. Staffing, C.P.A. Search or Career Placement is (i) a party to or otherwise bound by any collective bargaining or other type of union agreement,
(ii) a party to, involved in or, to the knowledge of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder, threatened by, any labor dispute or unfair labor practice charge, or (iii) currently negotiating any collective bargaining agreement, and none of C.P.A. Staffing, C.P.A. Search or Career Placement has experienced any work stoppage during the last three years. The Company Disclosure Schedule sets forth the names and current annual salary rates or current hourly wages of all present employees of the Company.

          (b) C.P.A. Staffing, C.P.A. Search and Career Placement are in compliance with all applicable Regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There are no outstanding claims against C.P.A. Staffing, C.P.A. Search or Career Placement (whether under any Regulation, Contract, policy or otherwise) asserted by or on behalf of any present or former employee or job applicant of C.P.A. Staffing, C.P.A. Search or Career Placement on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for any period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers' compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to plant closings, employment terminations or layoffs, including but not limited to the Worker Adjustment and Retraining Notification Act, (viii) any violation of any statute, ordinance, order, rule or other Regulation relating to employee "whistle blower" or "right-to-know" rights and protection, (ix) any violation of any statute, ordinance, order, rule or other Regulation relating to the employment obligations of federal contractors or subcontractors or (x) any violation of any Regulation relating to minimum wages or maximum hours of work, and none of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder is aware of any such claims which have not been asserted. No Person (including any governmental body) has asserted or threatened any claims against C.P.A. Staffing, C.P.A. Search or Career Placement arising under or arising out of any Regulation relating to discrimination or occupational safety in employment or employment practices.

    4.19  ERISA.  Except as set forth in the Company Disclosure Schedule, none
          -----
of C.P.A. Staffing, C.P.A. Search or Career Placement is, or has previously been, a party, or contributed, to (1) any "employee benefit plan" as defined in
Section 3(3) of ERISA ("Plan") or (2) any deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement ("Benefit Plan"). None of C.P.A. Staffing, C.P.A. Search or Career Placement has any intent or commitment to create any additional Plan or amend any Plan so as to increase benefits thereunder except in the ordinary course of business consistent with past practice. A current, accurate and complete copy of each such Plan and each Benefit Plan has been made available to ACSYS.

          (a) Each Plan is in compliance with all reporting, disclosure and other requirements of ERISA and the Code and other laws applicable to such Plan the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the best of the Company's knowledge, no condition exists that would adversely affect any such determination.

          (c) Neither any Plan nor any of C.P.A. Staffing, C.P.A. Search or Career Placement, nor any trustee or agent has been or are presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject C.P.A. Staffing, C.P.A. Search or Career Placement to the tax or penalty imposed by
Section 4975 of the Code or Section 502 of ERISA.

          (d) There is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the best of C.P.A. Staffing, C.P.A. Search or Career Placement's knowledge, no condition exists which could subject C.P.A. Staffing, C.P.A. Search or Career Placement to a penalty under Section 4071 of ERISA.

          (e) None of C.P.A. Staffing, C.P.A. Search or Career Placement is, or has been, a party to any "multi-employer plan," as that term is defined in
Section 3(37) of ERISA.

          (f) With respect to each Plan and Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the best of C.P.A. Staffing, C.P.A. Search or Career Placement's knowledge, threatened against any Plan or Benefit Plan, C.P.A. Staffing, C.P.A. Search or Career Placement or any trustee or agent of any Plan or Benefit Plan.

          (h) With respect to each welfare benefit plan to which C.P.A. Staffing, C.P.A. Search or Career Placement is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

          (i)   Except as set forth in the Company Disclosure Schedule:

                (i) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Pension Plan;

                (ii) neither the Pension Benefit Guaranty Corporation nor C.P.A. Staffing, C.P.A. Search or Career Placement has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed C.P.A. Staffing, C.P.A. Search or Career Placement of its intent to institute proceedings to terminate any Pension Plan;

                (iii) full payment has been made of all amounts which C.P.A. Staffing, C.P.A. Search or Career Placement was required to have paid as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement, and none of the Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Plan ended prior to the date of this Agreement;

                (iv) to the best of C.P.A. Staffing, C.P.A. Search or Career Placement's knowledge, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension Plan) are reasonable. Based on such actuarial assumptions, as of June 30, 1997, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined as if such Pension Plan were terminated in accordance with all applicable legal requirements;

                (v) each of the Plans and Benefit Plans is, and its administration is and has been during the six-year period preceding the date of this Agreement, in substantial compliance with, and none of C.P.A. Staffing, C.P.A. Search or Career Placement has received any claim or notice that any such Plan or Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

                (vi) none of C.P.A. Staffing, C.P.A. Search or Career Placement is in default in performing any of its contractual obligations under any of the Plans or Benefit Plans or any related trust agreement or insurance contract;

                (vii) there are no material outstanding liabilities of any Plan or Benefit Plan other than liabilities for benefits to be paid to participants in such Plan or Benefit Plan and their beneficiaries in accordance with the terms of such Plan or Benefit Plan;

                (viii) each Plan or Benefit Plan may be amended or modified by C.P.A. Staffing, C.P.A. Search or Career Placement at any time without liability except under any defined pension benefit plan;

                (ix) no Plan or Benefit Plan other than a Pension Plan provides benefits to any individual after termination of employment;

                (x) the consummation of the transactions contemplated by this Agreement will not (in and of itself) (i) entitle any employee of C.P.A. Staffing, C.P.A. Search or Career Placement to severance pay, unemployment compensation or any other payment; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (iii) result in any liability under Title IV of ERISA; (iv) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or (v) result (either alone or in conjunction with any other event) in the payment or series of payments by the Company or any of its Affiliates to any person of an Aexcess parachute payment@ within the meaning of Section 280G of the Code;

                (xi) with respect to each Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of the Company under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing; and

                (xii) each Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by C.P.A. Staffing, C.P.A. Search or Career Placement as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, and (iii) all welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

    4.20  Corporate Records.  The minute books of the C.P.A. Staffing, C.P.A.
          -----------------
Search and Career Placement contain complete and correct copies of their Charter Documents and bylaws and accurately reflect in all material respects all minutes of meetings, resolutions and other proceedings of their Boards of Directors and shareholders. The stock record books of C.P.A. Staffing, C.P.A. Search and Career Placement are complete and correct.

    4.21  Absence of Certain Changes.  Except as contemplated by this Agreement,
          --------------------------
since the Balance Sheet Date, C.P.A. Staffing, C.P.A. Search and Career Placement have conducted their business in the ordinary course and there has not been:

          (a) any material adverse change in the financial condition, results of operations, liabilities, or assets of C.P.A. Staffing, C.P.A. Search or Career Placement, or any other events or conditions that, in the aggregate, would reasonably be expected to have a material adverse effect on the financial condition, results of operations, liabilities, or assets of C.P.A. Staffing, C.P.A. Search or Career Placement.

          (b) any damage, destruction or loss (whether or not covered by insurance), which reasonably may be expected to materially and adversely affect the financial condition or results of operations of C.P.A. Staffing, C.P.A. Search or Career Placement;

          (c) except for the sale of products in the ordinary course of business, any sale, lease, mortgage, pledge or Encumbrance of any properties or assets of C.P.A. Staffing, C.P.A. Search or Career Placement having a value, individually or in the aggregate, in excess of $20,000;

          (d) any loss of any supplier, distributor or customer which materially and adversely affects, or could reasonably be expected to materially and adversely affect, the financial condition or results of operations of C.P.A. Staffing, C.P.A. Search or Career Placement;

          (e) any increase by C.P.A. Staffing, C.P.A. Search or Career Placement, except as consistent with past practices, in the wages, salaries, compensation, pension or other benefits payable to any employee who, as of the date hereof, receives from C.P.A. Staffing, C.P.A. Search or Career Placement annual compensation in excess of $50,000;

          (f) the payment of any bonus or other compensation in excess of regular salary to any employee who, as of the date hereof, receives from C.P.A. Staffing, C.P.A. Search or Career Placement, annual compensation in excess of $50,000;

          (g) any cancellation, release or waiver of debts owed to C.P.A. Staffing, C.P.A. Search or Career Placement outside the ordinary course of business;

          (h) any issuance or sale of any of its capital stock or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (i) any declaration or payment of any dividend or distribution with respect to its capital stock or redemption, purchase or other acquisition of any capital stock;

          (j) any increase in indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business;

          (k)  any change in any method of accounting or accounting practice; or

          (l) any agreement, whether or not in writing, to do any of the foregoing.

    4.22  Clients.  C.P.A. Staffing, C.P.A. Search and Career Placement have
          -------
used their reasonable business efforts to maintain and currently maintain, good working relationships with all of their clients. The Company Disclosure Schedule contains a list of the names of each of the ten clients that, for the twelve months ended June 30, 1997, were the largest dollar volume clients of products and services sold and provided by C.P.A. Staffing, C.P.A. Search and Career Placement. Except as specified on the Company Disclosure Schedule, none of such clients has given C.P.A. Staffing, C.P.A. Search or Career Placement notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with such Company.

    4.23  Finder's Fees.  No Person retained by C.P.A. Staffing, C.P.A. Search,
          -------------
Career Placement or any Shareholder is or will be entitled to any commission or finder's or similar fee in connection with the Merger.

    4.24  Securities Laws Matters. Each Shareholder acknowledges, represents and
          -----------------------
warrants to ACSYS and Merger Sub as follows:

          (a) Each Shareholder understands that the ACSYS Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and applicable state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the representations made by each Shareholder in this Agreement. Each Shareholder understands that ACSYS is relying upon each Shareholder's representations and agreements contained in this Agreement for the purpose of determining whether the issuance of the ACSYS Shares pursuant to this Agreement meets the requirements for such exemptions.

          (b) Each Shareholder has such knowledge, skill and experience in business, financial and investment matters so that each Shareholder is capable of evaluating the merits and risks of an investment in the ACSYS Shares. To the extent that each Shareholder has deemed it appropriate to do so, each Shareholder has retained, and relied upon, appropriate professional advice regarding the tax, legal and financial merits and consequences of the investment in the ACSYS Shares.

          (c) Each Shareholder has made, either alone or together with his advisors (if any), such independent investigation of ACSYS, its management, and related matters as each Shareholder deems to be, or such advisors (if any) have advised to be, necessary or advisable in connection with an investment in the ACSYS Shares; and each Shareholder and his advisors (if any) have received all information and data which they believe to be necessary in order to reach an informed decision as to the advisability of an investment in the ACSYS Shares. Each Shareholder is satisfied that there are no material facts regarding ACSYS or the ACSYS Shares as to which they have not been fully informed.

          (d) Each Shareholder represents that he has reviewed his financial condition and commitments, alone and together with his advisors (if any), and that, based on such review, he is satisfied that (i) each Shareholder has adequate means of providing for his financial needs and possible contingencies and has assets or sources of income which, taken together, are more than sufficient so that each Shareholder could bear the risk of loss of his entire investment in the ACSYS Shares, (ii) each Shareholder has no present or contemplated future need to dispose of all or any portion of the ACSYS Shares to satisfy any existing or contemplated undertaking, need or indebtedness and (iii) each Shareholder is capable of bearing the economic risk of an investment in the ACSYS Shares for the indefinite future. Each Shareholder agrees to furnish any additional information requested by ACSYS to assure compliance of the issuance of the ACSYS Shares with applicable federal and state securities laws in connection with the purchase and sale of the ACSYS Shares.

          (e) Each Shareholder understands that the ACSYS Shares are "restricted securities" under applicable federal securities laws and that the Securities Act and the rules of the Securities and Exchange Commission provide in substance that each Shareholder may dispose of the ACSYS Shares only pursuant to an effective registration statement under the Securities Act or an exemption from such registration if available. Each Shareholder further understands that ACSYS has no obligation or intention to register any of the ACSYS Shares under or to take action so as to permit sales pursuant to the Securities Act. Accordingly, each Shareholder may dispose of the ACSYS Shares only in certain transaction which are exempt from registration under the Securities Act, including "private placements," in which event the transferee will acquire "restricted securities" subject to the same limitations as in the hands of each Shareholder. Each Shareholder further understands that applicable states securities laws allow sales of the ACSYS Shares only if the ACSYS Shares are registered or the transaction is subject to an applicable exemption. As a consequence, each Shareholder understands that he must bear the economic risks of the investment in the ACSYS Shares for an indefinite period of time.

          (f) Each Shareholder hereby confirms that he is acquiring the ACSYS Shares for investment for his own account only and not with a view to or in connection with any resale or distribution of the ACSYS Shares. Each Shareholder hereby affirms that he has no present intention of making any sale, assignment, pledge, gift, transfer or other disposition of the ACSYS Shares or any interest therein.

          (g) Each Shareholder acknowledges and agrees that ACSYS may sell shares of its capital stock at a price greater or less than the effective price per share of ACSYS Shares issued to such Shareholder pursuant to this Agreement. Each Shareholder acknowledges and agrees that the ACSYS Shares may ultimately prove to be worth significantly more or significantly less than they perceive them to be worth now, and that no representation or warranty is made by ACSYS as to the "fair value" of the ACSYS Shares or the interest in ACSYS that they represent, either now or in the future.

          (h) Each Shareholder acknowledges and agrees that the certificate(s) evidencing the ACSYS Shares will bear the following legends:

               THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
               THE SECURITIES ACT OF 1933 OR ANY STATE
               SECURITIES LAWS AND MAY NOT BE SOLD OR
               TRANSFERRED IN THE ABSENCE OF SUCH
               REGISTRATION OR AN EXEMPTION THEREFROM UNDER
               THE SECURITIES ACT OF 1933 AND APPLICABLE
               STATE SECURITIES LAWS.

               THESE SECURITIES HAVE BEEN ISSUED OR SOLD IN
               RELIANCE ON PARAGRAPH (13) OF CODE SECTION 10-5-9 OF THE "GEORGIA SECURITIES ACT OF 1973," AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT IN
               A TRANSACTION WHICH IS EXEMPT UNDER SUCH ACT
               OR PURSUANT TO AN EFFECTIVE REGISTRATION
               UNDER SUCH ACT.

In addition, such certificates shall also bear such other legends as counsel for ACSYS reasonably determines are required under the applicable laws of any state.

          (i) Each Shareholder has had an adequate opportunity to ask questions and receive answers from the officers of ACSYS concerning any and all matters relating to the transactions described herein; including, without limitation, the background and experience of the officers and directors of ACSYS, the plans for the operations of the business of ACSYS, and the business, operations and financial condition of ACSYS. The Shareholders have asked any and all questions in the nature described in the preceding sentence and all questions have been answered to their satisfaction.

    4.25  Additional Information.  The Company Disclosure Schedule accurately
          ----------------------
lists the following:

          (a) the names of all officers and directors of C.P.A. Staffing, C.P.A. Search and Career Placement;

          (b) the names and addresses of every bank or other financial institution in which C.P.A. Staffing, C.P.A. Search or Career Placement maintains an account (whether checking, saving or otherwise), lock box or safe deposit box, and the account numbers and names of the Persons having signing authority or other access thereto;

          (c) the names of all Persons authorized to borrow money or incur or guarantee indebtedness on behalf of C.P.A. Staffing, C.P.A. Search and Career Placement;

          (d) the names of all Persons holding powers of attorney from C.P.A. Staffing, C.P.A. Search or Career Placement and a summary statement of the terms thereof; and

          (e) all names under which C.P.A. Staffing, C.P.A. Search and Career Placement have conducted any business or which they have otherwise used at any time during the past five years.

    4.26  Transactions with Affiliates.  Except as set forth on the Company
          ----------------------------
Disclosure Schedule, no Affiliate of C.P.A. Staffing, C.P.A. Search or Career Placement and no Shareholder or member of his immediate family, owns or has a controlling ownership interest in any corporation or other entity that is a party to any Contract with C.P.A. Staffing, C.P.A. Search or Career Placement. The Company Disclosure Schedule sets forth a summary of all purchases of goods or services by Affiliates of C.P.A. Staffing, C.P.A. Search or Career Placement, or any Shareholder or any member of his immediate family in the three years prior to the date hereof.

    4.27  Reports. Since inception, C.P.A. Staffing, C.P.A. Search and Career
          -------
have timely filed all reports and statements, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Body (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect). As of their respective dates, each of such reports and documents, including, without limitation, the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

    4.28  Full Disclosure.  There are and will be no materially misleading
          ---------------
misstatements in any of the representations and warranties made by C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder in this Agreement, the Company Disclosure Schedule or in any of the documents, certificates and instruments delivered or to be delivered by C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder pursuant to this Agreement and none of C.P.A. Staffing, C.P.A.

 Search, Career Placement and each Shareholder has omitted to state any fact necessary to make statements made herein or therein not materially misleading.


                                   ARTICLE V

                    REPRESENTATIONS AND WARRANTIES OF ACSYS
                    ---------------------------------------

          Except as disclosed in a schedule attached to this Agreement (the "ACSYS Disclosure Schedule") which identifies with particularity an exception to a representation and warranty in this Agreement, ACSYS represents and warrants to C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders as set forth below.

    5.1   Corporate Status.  ACSYS is a corporation duly organized, validly
          ----------------
existing and in good standing under the laws of the Commonwealth of Pennsylvania and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect. ACSYS does not own or control, or have any equity interest in any other Person.

    5.2   Authorization. ACSYS has the requisite power and authority to own its
          -------------
properties and carry on its business as currently conducted, and to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by ACSYS and constitutes a valid and binding obligation of ACSYS, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and except that such enforceability is subject to general principles of equity).

    5.3   Capitalization. The authorized capital stock of ACSYS consists of
          --------------
60,000,000 shares of Common Stock, no par value per share, of which 6,499,998 ACSYS Shares are issued and outstanding. All of the issued and outstanding ACSYS Shares have been duly authorized and are validly issued, fully paid and non-assessable. The ACSYS Disclosure Schedule contains a true and complete list of the record holders of all issued and outstanding ACSYS Shares and sets forth the full name and number of ACSYS Shares owned by each. Except as set forth on the ACSYS Disclosure Schedule, ACSYS does not have outstanding (i) any subscription, option, put, call, warrant or other right or commitment to issue, nor any obligation or commitment to redeem or purchase, any of its authorized capital stock, or securities or other instruments convertible into, or exchangeable or exercisable for, its capital stock, or (ii) any securities convertible into, or exchangeable or exercisable for, any of its capital stock. There are no shares of capital stock that have been issued in violation of, or are subject to, any preemptive rights or subscription agreements. Except as set forth on the ACSYS Disclosure Schedule, there are no stockholder agreements, voting agreements, voting trusts or any such other similar arrangements which have the effect of restricting or limiting the transfer, voting or other rights associated with the capital stock of ACSYS.

    5.4   No Conflict. Except as set forth on the ACSYS Disclosure Schedule,
          -----------
neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein by ACSYS will (i) violate or conflict with any of the provisions of any of the Charter Documents or bylaws of ACSYS, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation or other additional rights, or loss of rights under, any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any statute, rule, regulation, injunction, decree, order, judgment or ruling of any Governmental Body to which ACSYS is a party, or by which it or any of its assets or property is bound other than those which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation of any Encumbrances upon any of the assets or property of ACSYS other than those which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    5.5   Consents and Approvals. Except for the consents specified in the ACSYS
          ----------------------
Disclosure Schedule (the "ACSYS Required Consents"), neither the execution or delivery by ACSYS of this Agreement, nor the performance of the transactions hereunder, will require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Regulation or Court Order to which ACSYS is subject, (b) the Charter Documents or bylaws of ACSYS or (c) any Contract, Permit or other document to which ACSYS is a party or by which its properties may be bound.

    5.6   Financial Statements. The ACSYS Disclosure Schedule includes correct
          --------------------
and complete copies of ACSYS's preliminary audited financial statements consisting of a balance sheet of ACSYS as of December 31, 1996 and the related statements of income, retained earnings and cash flows for the year then ended (collectively, the "ACSYS Preliminary Audited Financial Statements"). The ACSYS Disclosure Schedule also includes correct and complete copies of unaudited financial statements of ACSYS consisting of a balance sheet of as of the end of the period ended June 30, 1997 and the related statement of income for the period then ended (the "ACSYS Unaudited Financial Statements," and together with the ACSYS Preliminary Audited Financial Statements, the "ACSYS Financial Statements"). The ACSYS Financial Statements are consistent with the books and records of ACSYS, and there are no material transactions required by GAAP to be recorded in accounting records that have not been recorded in the accounting records underlying such ACSYS Financial Statements. The ACSYS Financial Statements have been prepared in accordance with GAAP consistently applied and present fairly the financial position and assets and liabilities of ACSYS as of the date thereof and its cash flows and the results of its operations for the year and period then ended, subject to the absence of notes and cash flow statements in the case of the ACSYS Unaudited Financial Statements. The balance sheet of ACSYS as of December 31, 1996 that is included in the ACSYS Preliminary Financial Statements is referred to herein as the "ACSYS Balance Sheet" and the date thereof is referred to as the "ACSYS Balance Sheet Date." The balance sheet of ACSYS as of June 30, 1997 that is included in the ACSYS Unaudited Financial Statements are referred to herein as the "ACSYS Interim Balance Sheet" and the date thereof is referred to as the "ACSYS Interim Balance Sheet Date."

    5.7   Title to Assets and Related Matters.
          -----------------------------------

          (a) Except as set forth on the ACSYS Disclosure Schedule, ACSYS has good and marketable title to, or valid leasehold interests in, all its properties and assets, free and clear of all Encumbrances other than (i) mechanics and other statutory liens and the lien of current taxes not yet due and payable, and (ii) possible minor liens which do not in any case materially detract from the value of the property subject thereto or materially impair the operations of ACSYS, and which have not arisen otherwise than in the ordinary course of business. Except as set forth on the ACSYS Disclosure Schedule, all of the assets used in the operations of ACSYS are in good working condition and repair, subject to normal wear and tear, (b) are usable in the ordinary course of business and (c) conform in all material respects with all applicable Regulations relating to its construction, use and operation. ACSYS owns or has valid licenses to use all the assets and properties required to operate its business as currently conducted.

          (b) ACSYS has complied in all material respects with the terms of all leases to which it is a party and under which it is in occupancy, all such leases are in full force and effect and, to the best knowledge of ACSYS, the parties thereto other than ACSYS have complied, and are complying, with all of their material obligations and are not in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice, would cause such a material violation of or default under) any of such leases. ACSYS enjoys peaceful and undisturbed possession under all such leases.

    5.8   Accounts Receivable. The accounts receivable of ACSYS are bona fide
          -------------------
accounts receivable created in the ordinary course of business and are not subject to defenses, set-offs or counterclaims and are and will be collectible at the aggregate recorded amounts thereof in the ordinary course of business no later than 90 days after billing at the full recorded amounts thereof (net of any allowance for bad debts reflected on the ACSYS Interim Balance Sheet).

    5.9   Accounts Payable.  All accounts payable as set forth on the ACSYS
          ----------------
Interim Balance Sheet or arising since the date thereof have been incurred in the ordinary course of business.

    5.10  Product Warranties and Price Guarantees.  The ACSYS Disclosure
          ---------------------------------------
Schedule sets forth all express product or service warranties and price guarantees made by ACSYS.

    5.11  No Undisclosed Liabilities.  ACSYS does not have any Liabilities
          --------------------------
except (a) as specifically disclosed on the ACSYS Interim Balance Sheet, (b) Liabilities incurred in the ordinary course since the ACSYS Interim Balance Sheet Date, and (c) Liabilities under any Contracts specifically disclosed on the ACSYS Disclosure Schedule (or not required to be disclosed because of the term or amount involved) that were not required under GAAP to have been specifically disclosed or reserved for on the ACSYS Interim Balance Sheet.

    5.12  Taxes. Except as set forth on the ACSYS Disclosure Schedule (i) Tax
          -----
Returns with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such Tax Returns are required to be filed, and all such Tax Returns correctly reflect the liability of ACSYS for Taxes for the periods, properties, or events covered thereby; (ii) all Taxes payable with respect to the Tax Returns referred to in the preceding clause, and all Taxes accruable or otherwise attributable to events occurring prior to the Closing Date, whether disputed or not, whether or not shown on any Tax Return, and whether or not currently due or payable, will have been paid in full prior to the Closing Date, or an adequate accrual in accordance with generally accepted accounting principles has been provided with respect thereto; (iii) ACSYS has no knowledge of any unassessed Tax deficiencies or of any audits or investigations pending or threatened against ACSYS with respect to any Taxes; (iv) there is in effect no extension for the filing of any Tax Return and ACSYS has not extended or waived the application of any statute of limitations of any jurisdiction regarding the assessment or collection of any Tax; (v) no claim has ever been made by any Tax authority in a jurisdiction in which ACSYS does not file Tax returns that it is or may be subject to taxation by that jurisdiction; (vi) there are no liens for Taxes upon any asset of ACSYS except for liens for current Taxes not yet due; (vii) ACSYS has timely made all deposits required by law to be made with respect to employees' withholding and other payroll, employment, or other withholding taxes. ACSYS has been appropriately taxable as an S corporation for all periods since January 1, 1994. ACSYS has taken no action that would have the effect of causing ACSYS's S corporation election to be terminated.

    5.13  Legal Proceedings and Compliance with Law.
          -----------------------------------------

          (a) Except as disclosed on the ACSYS Disclosure Schedule, there is no Litigation that is pending or, to the knowledge of ACSYS, threatened against or related to ACSYS. There has been no Default under any Regulation applicable to ACSYS, including any Regulation relating to pollution or protection of the environment, except for any Defaults that have been cured without material cost or that would not have a Material Adverse Effect, and ACSYS has not received any notices from any governmental entity regarding any alleged Default under any Regulation except those that have been cured without material cost or that would not have a Material Adverse Effect. ACSYS is not subject to any Court Order.

          (b) Without limiting the generality of Section 5.13(a), except as described on the ACSYS Disclosure Schedule, there has not been any Environmental Condition (i) at any premises at which the business of ACSYS (or any predecessor of ACSYS) is currently conducted, (ii) at any property owned, leased or operated at any time by ACSYS (or any predecessor of ACSYS) or any Person controlled by any Affiliate of ACSYS, or (iii) at any property at which wastes have been deposited or disposed by or at the behest or direction of ACSYS (or any predecessor of ACSYS) or any Person controlled by any Affiliate of ACSYS, nor has ACSYS received written notice of any such Environmental Condition.

          (c) ACSYS has delivered to the Shareholders correct and complete copies of any written reports, studies or assessments in the possession or control of ACSYS that relate to any Environmental Condition. ACSYS knows of no other written reports, studies or assessments, whether or not in the possession or control of ACSYS, that relate to any Environmental Condition.

          (d) Except in those cases where the failure would not have a Material Adverse Effect, (i) ACSYS has obtained and is in full compliance with all Permits that are required for the operations currently conducted by ACSYS, (ii) all of the Permits are currently valid and in full force and (iii) ACSYS has filed such timely and complete renewal applications as may be required with respect to its Permits. To the knowledge of ACSYS, no revocation, cancellation or withdrawal of a Permit has been threatened.

    5.14  Contracts.
          ---------

          (a) The ACSYS Disclosure Schedule lists each Contract of the following types to which ACSYS is a party or by which it is bound:

               (i) Contracts with any present or former shareholder, director, officer, employee, partner or consultant providing for aggregate payments in any calendar year in excess of $50,000;

               (ii) Contracts for the purchase of, or payment for, supplies or products, or for the performance of services, from or by a third party, in excess of $20,000 with respect to any one supplier or other party;

               (iii) Contracts to sell or supply products, inventory or other property to, or to perform services for, a third party, that involve an amount in excess of $20,000 with respect to any one customer or other party;

               (iv) Contracts to sell any product or provide any service to a governmental or regulatory body;

               (v) Contracts limiting or restraining it from engaging or competing in any lines of business with any Person;

               (vi) Contracts with any customer providing for a volume refund, retrospective price adjustment or price guarantee;

               (vii) Contracts to lease to or from any other party any assets that involve an amount in excess of $50,000 in any individual case;

               (viii) Any notes, debentures, bonds, conditional sale agreements, equipment trust agreements, letter of credit agreements, reimbursement agreements, loan agreements or other Contracts for the borrowing or lending of money (including loans to or from officers, directors, partners or stockholders or any members of such stockholder's immediate family), or agreements or arrangements for a line of credit or for a guarantee of, or other undertaking in connection with, the indebtedness of any other Person;

               (ix) Contracts creating or recognizing any Encumbrances with respect to any assets or properties of the Company;

               (x) Contracts with distributors, manufacturers sales representatives or other sales agents;

               (xi) Contracts which relate in whole or in part to any software, technical assistance or other know-how or other Intellectual Property right;

               (xii) Contracts for any capital expenditure or leasehold improvement in excess of $20,000; and

               (xiii) Any other Contracts (other than those that may be terminated on not more than 30 days' notice without Liability and those described in any of (i) through (xii) above) not made in the ordinary course of business or which are material to the Company.

          (b) ACSYS is not in Default under any such Contract. ACSYS has not received any communication from, or given any communication to, any other party indicating that ACSYS or such other party, as the case may be, is in Default under any such Contract. To the knowledge of ACSYS, none of the other parties to any such Contract to which ACSYS is a party is in Default thereunder. Such Contracts are enforceable in accordance with their respective terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and except that such enforceability is subject to general principles of equity).

    5.15  Insurance.  The ACSYS Disclosure Schedule lists all policies or
          ---------
binders of insurance held by or on behalf of ACSYS or relating to its operations, specifying with respect to each policy the insurer, the type of insurance, the amount of the coverage, the insured, the expiration date, the policy number and any pending claims thereunder. There is no Default with respect to any such policy or binder, nor has there been any failure to give any notice or present any claim under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. There is no notice of nonrenewal, cancellation, reduction in coverage or substantial increase in premiums with respect to, or disallowance of any claim under, any such policy or binder that has been received by ACSYS, except for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect. Such policies will continue in full force and effect following the consummation of the Merger and, except as disclosed on the ACSYS Disclosure Schedule, do not provide for any retrospective premium based adjustment or other experience-based liability on the part of ACSYS. The ACSYS Disclosure Schedule describes any self-insurance arrangements maintained by ACSYS. Such policies and self-insurance arrangements are reasonable and adequate in amount, scope and coverage, in light of the risks attendant to the businesses conducted by it.

    5.16  Intellectual Property and Software Products.  ACSYS does not currently
          -------------------------------------------
use nor has it previously used in its operations (including in the development or marketing of products and services) any Copyright, Patent or Trademark except for those listed on the ACSYS Disclosure Schedule. Except as listed in the ACSYS Disclosure Schedule, ACSYS owns or has the lawful right to use all Intellectual Property that is used or has been used in its operations. All of the Intellectual Property listed on the ACSYS Disclosure Schedule is owned by ACSYS free and clear of all Encumbrances, or is used pursuant to an agreement that is identified and described in the ACSYS Disclosure Schedule. ACSYS does not infringe upon or unlawfully or wrongfully use any Intellectual Property rights owned or claimed by another Person. The Company is not in Default, nor has it received any notice of any claim of infringement or any other claim or proceeding, with respect to any Intellectual Property. No current or former employee of ACSYS and no other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, and including any right to royalties or other compensation, in any of the Intellectual Property, or in any application therefor.

    5.17  Employee Relations.
          ------------------

          (a) Except as described in the ACSYS Disclosure Schedule, ACSYS is not (i) a party to or otherwise bound by any collective bargaining or other type of union agreement, (ii) a party to, involved in or, to the knowledge of ACSYS, threatened by, any labor dispute or unfair labor practice charge, or (iii) currently negotiating any collective bargaining agreement, and ACSYS has not experienced any work stoppage during the last three years. The ACSYS Disclosure Schedule sets forth the names and current annual salary rates or current hourly wages of all present employees of ACSYS.

          (b) ACSYS is in compliance with all applicable Regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, and is not engaged in any unfair labor practice. There are no outstanding claims against ACSYS (whether under any Regulation, Contract, policy or otherwise) asserted by or on behalf of any present or former employee or job applicant of ACSYS on account of or for (i) overtime pay, other than overtime pay for work done in the current payroll period, (ii) wages or salary for any period other than the current payroll period, (iii) any amount of vacation pay or pay in lieu of vacation time off, other than vacation time off or pay in lieu thereof earned in or in respect of the current fiscal year, (iv) any amount of severance pay or similar benefits, (v) unemployment insurance benefits, (vi) workers' compensation or disability benefits, (vii) any violation of any statute, ordinance, order, rule or regulation relating to plant closings, employment terminations or layoffs, including but not limited to the Worker Adjustment and Retraining Notification Act, (viii) any violation of any statute, ordinance, order, rule or other Regulation relating to employee "whistle blower" or "right-to-know" rights and protection, (ix) any violation of any statute, ordinance, order, rule or other Regulation relating to the employment obligations of federal contractors or subcontractors or (x) any violation of any Regulation relating to minimum wages or maximum hours of work, and ACSYS is not aware of any such claims which have not been asserted. No Person (including any governmental body) has asserted or threatened any claims against ACSYS under or arising out of any Regulation relating to discrimination or occupational safety in employment or employment practices.

    5.18  ERISA.  Except as set forth in the ACSYS Disclosure Schedule, ACSYS is
          -----
not, and has not previously been, a party, or contributed, to (1) any "employee benefit plan" as defined in Section 3(3) of ERISA ("Plan") or (2) any deferred compensation, bonus, performance compensation, stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday pay, fringe benefits, personnel policy, reimbursement program, incentive, insurance, welfare or similar plan, program, policy or arrangement ("Benefit Plan").

          (a) Each Plan is in compliance with all reporting, disclosure and other requirements of ERISA and the Code and other laws applicable to such Plan the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

          (b) Each Plan which is an employee pension benefit plan (a "Pension Plan"), as defined in Section 3(2) of ERISA, and which is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the best of ACSYS's knowledge, no condition exists that would adversely affect any such determination.

          (c) Neither any Plan nor ACSYS, nor any trustee or agent has been or are presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which could subject ACSYS to the tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA.

          (d) There is no event or condition existing which could be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived; to the best of ACSYS's knowledge, no condition exists which could subject ACSYS to a penalty under Section 4071 of ERISA.

          (e) ACSYS is not a party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA.

          (g) With respect to each Plan and Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course) pending or, to the best of ACSYS's knowledge, threatened against any Plan or Benefit Plan, ACSYS or any trustee or agent of any Plan or Benefit Plan.

          (h) With respect to each welfare benefit plan to which ACSYS is a party which constitutes a group health plan subject to Section 4980B of the Code, each such Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code.

          (i)  Except as set forth in the ACSYS Disclosure Schedule:

               (i) there is no outstanding liability (except for premiums due) under Title IV of ERISA with respect to any Pension Plan;

               (ii) neither the Pension Benefit Guaranty Corporation nor ACSYS has instituted proceedings to terminate any Pension Plan and the Pension Benefit Guaranty Corporation has not informed ACSYS of its intent to institute proceedings to terminate any Pension Plan;

               (iii) full payment has been made of all amounts which ACSYS was required to have paid as a contribution to the Plans as of the last day of the most recent fiscal year of each of the Plans ended prior to the date of this Agreement, and none of the Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such Plan ended prior to the date of this Agreement;

               (iv) to the best of ACSYS's knowledge, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each Pension Plan which is a defined benefit pension plan (as set forth in the actuarial report for such Pension Plan) are reasonable. Based on such actuarial assumptions, as of June 30, 1997, the fair market value of the assets or properties held under each such Pension Plan exceeds the actuarially determined present value of all accrued benefits of such Pension Plan (whether or not vested) determined on an ongoing Pension Plan basis;

               (v) each of the Plans and Benefit Plans is, and its administration is and has been during the six-year period preceding the date of this Agreement, in substantial compliance with, and ACSYS has not received any claim or notice that any such Plan or Benefit Plan is not in compliance with, all applicable laws and orders and prohibited transaction exemptions, including without limitation, to the extent applicable, the requirements of ERISA;

               (vi) ACSYS is not in default in performing any of its contractual obligations under any of the Plans or Benefit Plans or any related trust agreement or insurance contract;

               (vii) there are no material outstanding liabilities of any Plan or Benefit Plan other than liabilities for benefits to be paid to participants in such Plan or Benefit Plan and their beneficiaries in accordance with the terms of such Plan or Benefit Plan;

               (viii) each Plan or Benefit Plan may be amended or modified by ACSYS at any time without liability except under any defined pension benefit plan;

               (ix) no Plan or Benefit Plan other than a Pension Plan or severance plan provides benefits to any individual after termination of employment;

               (x) the consummation of the transactions contemplated by this Agreement will not (in and of itself) (i) entitle any employee of ACSYS to severance pay, unemployment compensation or any other payment; (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (iii) result in any liability under Title IV of ERISA; (iv) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available or (v) result (either alone or in conjunction with any other event) in the payment or series of payments by ACSYS or any of its Affiliates to any person of an Aexcess parachute payment@ within the meaning of Section 280G of the Code;

               (xi) with respect to each Benefit Plan that is funded wholly or partially through an insurance policy, all premiums required to have been paid to date under the insurance policy have been paid, all premiums required to be paid under the insurance policy through the Closing will have been paid on or before the Closing and, as of the Closing, there will be no liability of ACSYS under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing; and

               (xii) each Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(1) of ERISA, and for which contributions are claimed by ACSYS as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction, (ii) with respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code, and
          (iii) all welfare benefit funds intended to be exempt from tax under
          Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists which would adversely affect any such determination.

    5.19  Corporate Records.  The minute books of ACSYS contain complete and
          -----------------
correct copies of its Charter Documents and bylaws and of all minutes of meetings, resolutions and other proceedings of its Board of Directors and stockholders. The stock record book of ACSYS is complete and correct.

    5.20  Absence of Certain Changes.  Except as contemplated by this Agreement,
          --------------------------
since the ACSYS Interim Balance Sheet Date, ACSYS has conducted its business in the ordinary course and there has not been:

          (a) any material adverse change in the financial condition, results of operations, liabilities, or assets of ACSYS, or any other events or conditions that, in the aggregate, would reasonably be expected to have a material adverse effect on the financial condition, results of operations, liabilities, or assets of ACSYS.

          (b) any damage, destruction or loss (whether or not covered by insurance), which reasonably may be expected to materially and adversely affect the financial condition or results of operations of ACSYS;

          (c) except for the sale of products in the ordinary course of business, any sale, lease, mortgage, pledge or Encumbrance of any properties or assets of ACSYS having a value, individually or in the aggregate, in excess of $20,000;

          (d) any loss of any supplier, distributor or customer which materially and adversely affects, or could reasonably be expected to materially and adversely affect, the financial condition or results of operations of ACSYS;

          (e) any increase by ACSYS, except as consistent with past practices, in the wages, salaries, compensation, pension or other benefits payable to any employee who, as of the date hereof, receives from the Company annual compensation in excess of $50,000;

          (f) the payment of any bonus or other compensation in excess of regular salary to any employee who, as of the date hereof, receives from ACSYS, annual compensation in excess of $50,000;

          (g) any cancellation, release or waiver of debts owed to ACSYS outside the ordinary course of business;

          (h) any issuance or sale of any of its capital stock, or grant of any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

          (i) any declaration or payment of any dividend or distribution to the Shareholders or redemption, purchase or other acquisition of any capital stock of the Shareholders;

          (j) any increase in indebtedness for borrowed money, except current borrowings from banks in the ordinary course of business;

          (k) any change in any method of accounting or accounting practice; or

          (l) any agreement, whether or not in writing, to do any of the foregoing.

    5.21  Clients.  ACSYS has used its reasonable business efforts to maintain
          -------
and currently maintains, good working relationships with all of its clients.
The ACSYS Disclosure Schedule contains a list of the names of each of the ten clients that, for the twelve months ended June 30, 1997 were the largest dollar volume customers of services sold and provided by the Company. Except as specified on the ACSYS Disclosure Schedule, none of such clients has given ACSYS notice terminating, canceling or threatening to terminate or cancel any Contract or relationship with ACSYS.

    5.22  Finder's Fees.  No Person retained by ACSYS is or will be entitled to
          -------------
any com mission or finder's or similar fee in connection with the Mergers.

    5.23  Transactions with Affiliates.  Except as set forth on the ACSYS
          ----------------------------
Disclosure Schedule, no Affiliate of ACSYS or member of his immediate family, owns or has a controlling ownership interest in any corporation or other entity that is a party to any Contract with ACSYS. The ACSYS Disclosure Schedule sets forth a summary of all purchases of goods or services from ACSYS by Affiliates of ACSYS or member of their immediate families in excess of $10,000 in the aggregate in the three years prior to the date hereof.

    5.24  Full Disclosure.  There are and will be no materially misleading
          ---------------
misstatements in any of the representations and warranties made by ACSYS in this Agreement, the ACSYS Disclosure Schedule or in any of the documents, certificates and instruments delivered or to be delivered by ACSYS pursuant to this Agreement and ACSYS has not omitted to state any fact necessary to make statements made herein or therein not materially misleading.

                                   ARTICLE VI

             REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARIES
             -----------------------------------------------------

          Except as disclosed in the ACSYS Disclosure Schedule, each of the Merger Subsidiaries represents and warrants to C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders as set forth below.

    6.1   Corporate Status.  The Merger Subsidiary is a corporation duly
          ----------------
organized, validly existing and in good standing under the laws of the State of Georgia and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction where it is required to be so qualified, except where the failure to so qualify would not have a Material Adverse Effect.

    6.2   Authorization.  The Merger Subsidiary has the requisite power and
          -------------
authority to own its properties and carry on its business as currently conducted, and to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Merger Subsidiary and constitutes a valid and binding obligation of the Merger Subsidiary, enforceable against it in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally and except that such enforceability is subject to general principles of equity).

    6.3   Capitalization.  The authorized capital stock of the Merger
          --------------
Subsidiary consists of 1,000 shares of Common Stock, of which 100 shares are issued and outstanding. All of the issued and outstanding shares of the Merger Subsidiary have been duly authorized and are validly issued, fully paid and non-assessable.

    6.4   No Conflict. Except as set forth on the ACSYS Disclosure Schedule,
          -----------
neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein by the Merger Subsidiary will (i) violate or conflict with any of the provisions of any of the Charter Documents or bylaws of the Merger Subsidiaries, (ii) violate or constitute a default, an event of default or an event creating rights of acceleration, termination, cancellation or other additional rights, or loss of rights under, any mortgage, indenture, deed of trust, lease, contract, agreement, license or other instrument or any statute, rule, regulation, injunction, decree, order, judgment or ruling of any Governmental Body to which the Merger Subsidiary is a party, or by which it or any of its assets or property is bound other than those which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, or
(iii) result in the creation of any Encumbrances upon any of the assets or property of the Merger Subsidiary other than those which are not reasonably likely to have, individually or in the aggregate, a Material Adverse Effect.

    6.5   Consents and Approvals.  Except for the consents specified in the
          ----------------------
ACSYS Disclosure Schedule, neither the execution or delivery by the Merger Subsidiary of this Agreement, nor the performance of the transactions hereunder, will require any filing, consent or approval, constitute a Default or cause any payment obligation to arise under (a) any Regulation or Court Order to which the Merger Subsidiary is subject, (b) the Charter Documents or bylaws of the Merger Subsidiary or (c) any Contract, Permit or other document to which the Merger Subsidiary is a party or by which its properties may be bound.


                                  ARTICLE VII

                  COVENANTS OF C.P.A. STAFFING, C.P.A SEARCH,
                     CAREER PLACEMENT AND THE SHAREHOLDERS
                     -------------------------------------

    7.1   Access.  Between the date of this Agreement and the Closing Date,
          ------
C.P.A. Staffing, C.P.A. Search and Career Placement shall (a) give ACSYS and its authorized representatives and legal counsel full access to all their properties, books, Contracts, assets and records, (b) permit ACSYS to make inspections thereof, and (c) cause their officers and its advisors to furnish ACSYS with such financial and operating data and other information with respect to their business and operations and to discuss with ACSYS and its authorized representatives and legal counsel their affairs, all as ACSYS may from time to time request.

    7.2   Regulatory Matters.  C.P.A. Staffing, C.P.A. Search and Career
          ------------------
Placement shall file with applicable regulatory authorities any applications and related documents required to be filed by them in order to consummate the transactions contemplated herein.

    7.3   Exclusivity.  Except with respect to this Agreement and the
          -----------
transactions contemplated hereby, none of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder nor any of their

Affiliates shall, and they shall cause their employees, agents and representatives (including, without limitation, any investment banking, legal or accounting firm retained by them and any individual member or employee of the foregoing) (each, an "Agent") not to, (a) initiate, solicit or seek, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders or any of them) with respect to a merger, acquisition, consolidation, recapitalization, liquidation, dissolution or similar transaction involving, or any purchase of all or any portion of the assets or any equity securities of (including, without limitation, any investment by any venture capital investor or other financial or strategic investor), the Companies (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or (b) engage in any negotiations concerning, or provide any confidential information or data to, or have any substantive discussions with, any person relating to an Acquisition Proposal, (c) otherwise cooperate in any effort or attempt to make, implement or accept an Acquisition Proposal, or (d) enter into or consummate any agreement or understanding with any Person relating to an Acquisition Proposal, except for the Merger contemplated hereby. C.P.A. Staffing, C.P.A. Search, Career Placement, the Shareholders and their respective Agents shall immediately cease and cause to be terminated any existing activities, including discussions or negotiations with any parties, conducted heretofore with respect to any Acquisition Proposal and shall take the necessary steps to inform the individuals and entities referred to in the first sentence hereof of the obligations undertaken in this Section 7.3. If C.P.A. Staffing, C.P.A. Search, Career Placement, the Shareholders, or their respective Agents have provided any Person (other than ACSYS) with any Confidential Information or data relating to an Acquisition Proposal, they shall request the immediate return thereof. C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders shall notify ACSYS immediately if any inquiries, proposals or offers related to an Acquisition Proposal are received by, any Confidential Information or data is requested from, or any negotiations or discussions related to an Acquisition Proposal are sought to be initiated or continued with, it or any individual or entity referred to in the first sentence of this Section 7.3.

    7.4   Financial Information. Until the Closing, C.P.A. Staffing, C.P.A.
          ---------------------
Search and Career Placement shall provide ACSYS, within 15 days after the end of each month, with an unaudited consolidated balance sheet and income statement of the Companies as of and for the month then ended, consistent with the books and records of the Companies prepared in accordance with GAAP consistently applied, presenting fairly the financial position and assets and liabilities of the Companies as of the dates thereof and the results of its operations for the periods then ended, subject to normal recurring year-end adjustments and the absence of notes, all certified as such by the chief financial officers of the Companies.

    7.5   Restrictive Covenants.
          ---------------------

          (a) Each Shareholder covenants that for the period ending five years after the Closing Date, he or she will not, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as a partner, principal, agent, representative, consultant or otherwise, with or use or permit his or her name to be used in connection with, any business or enterprise which is engaged directly or indirectly in competition anywhere in the United States with ACSYS, C.P.A. Staffing, C.P.A. Search, Career

Placement or any of their Affiliates during such period in interviewing or placing job candidates for temporary or permanent employment as financial personnel (the "Restricted Business"). It is recognized by each Shareholder that the Restricted Business is expected to be conducted throughout the United States and that more narrow geographical limitations of any nature on this non-competition covenant (and the non-solicitation covenant set forth in Section 6.6(b)) are therefore not appropriate. The foregoing restriction shall not be construed to prohibit the ownership by a Shareholder as a passive investment of not more than five percent (5%) of any class of securities of any corporation which is engaged in any of the foregoing businesses having a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.

          (b) Each Shareholder further covenants that for the period ending five years after the Closing Date, he or she will not, either directly or indirectly,
(i) call on or solicit any clients or prospective clients of ACSYS, C.P.A. Staffing, C.P.A. Search or Career Placement to perform services in the Restricted Business anywhere in the United States or (ii) solicit the employment of any person who is employed by ACSYS, C.P.A. Staffing, C.P.A. Search or Career Placement during such period on a full- or part-time basis.

          (c) Each Shareholder recognizes and acknowledges that by reason of his ownership of and employment by the Company he has had access to Confidential Information relating to the Restricted Business. Each Shareholder acknowledges that such Confidential Information is a valuable and unique asset and covenants that he will not disclose any such Confidential Information after the Closing Date to any person for any reason whatsoever, unless he can show that such information (a) is in the public domain through no wrongful act of such Shareholder, (b) has been rightfully received from a third party without restriction and without breach of this Agreement or (c) is required by law so to be disclosed (provided that such Shareholder shall have given ACSYS notice of such requirement and full opportunity to contest such disclosure).

          (d) Each Shareholder acknowledges that the restrictions contained in this Section 6.6 are reasonable and necessary to protect the legitimate interests of ACSYS, and that any violation will result in irreparable injury to ACSYS.

          (e) Each Shareholder agrees that ACSYS shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of this Section 6.5, which rights shall be cumulative and in addition to any other rights or remedies to which ACSYS may be entitled. In the event that any of the provisions of this Section
7.5 should ever be adjudicated to exceed the time, geographic, product or service, or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, product or service, or other limitations permitted by applicable law.

          (f) The covenants set forth in this Section 7.5 shall be in addition to and not in limitation of any similar covenants set forth in any employment agreement between ACSYS or any of its Affiliates and any Shareholder.

    7.6   Required Consents. C.P.A. Staffing, C.P.A. Search, Career Placement
          -----------------
and each Shareholder shall use their best efforts to take, or cause to be taken, such action to execute and deliver, or cause to be executed and delivered, such additional documents and instruments and to do, or cause to be done, all things necessary, proper or advisable to obtain the Required Consents.

    7.7   Conduct of the Business Prior to the Closing.
          --------------------------------------------

          (a) Between the date of this Agreement and the Closing Date, C.P.A. Staffing, C.P.A. Search and Career Placement shall conduct their business in all material respects in the ordinary course and shall use commercially reasonable efforts to maintain all current business relationships.

          (b) Between the date of this Agreement and the Closing Date, C.P.A. Staffing, C.P.A. Search and Career Placement shall use commercially reasonable efforts to preserve substantially intact their business organizations and keep available the services of the current officers and employees of such Companies.

          (c) Between the date of this Agreement and the Closing Date, C.P.A. Staffing, C.P.A. Search and Career Placement shall not amend their Charter Documents or bylaws and shall not:

               (i) issue, sell or otherwise dispose of any of their capital stock, or create, sell or otherwise dispose of any options, rights, conversion rights or other agreements or commitments of any kind relating to the issuance, sale or disposition of any of their capital stock;

               (ii) reclassify, split up or otherwise change their capital stock;

               (iii) be party to any merger, consolidation or other business combination;

               (iv) sell, lease, license or otherwise dispose of any of their assets, except in the ordinary course of business; or

               (v) organize any subsidiary or acquire any equity securities of any Person or any equity or ownership interest in any business.

          (d) Between the date of this Agreement (the Interim Balance Sheet Date with respect to Section 7.7(d)(i)) and the Closing Date, except as mutually agreed, C.P.A. Staffing, C.P.A. Search and Career Placement shall not:

               (i) except as set forth in the Company Disclosure Schedule, declare, make or pay any dividends or other distributions;

               (ii) borrow any funds or otherwise become subject to, whether directly or by way of guarantee or otherwise, any indebtedness for borrowed money;

               (iii)  create any Encumbrance on any of their assets;

               (iv) except in the ordinary course of business, increase in any manner the compensation of any director or officer or increase in any manner the compensation of any class of employees;

               (v) create or materially modify any bonus, deferred compensation, pension, profit sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice or any other employee benefit plan (as defined in section 3(3) of ERISA);

               (vi) make any capital expenditure or acquire any property or assets (other than raw materials and supplies) for a cost in excess of $5,000 in any one case or $25,000 in the aggregate;

               (vii) enter into any agreement that materially restricts them from carrying on their business;

               (viii) cancel any material debts of others or waive any material claims or rights; or

               (ix) act or omit from taking any action which would cause any of the representations and warranties in Section 4 to be inaccurate.

          (e) The Shareholders shall cause C.P.A. Staffing, C.P.A. Search and Career Placement to take or refrain from taking, as applicable, the actions set forth elsewhere in this Section 6.7.

    7.8   Shareholder Releases.  Each Shareholder hereby releases and discharges
          --------------------
C.P.A. Staffing, C.P.A. Search and Career Placement and their respective Affiliates, successors and assigns (collectively, the "Releasees") of and from any and all claims, demands, debts, accounts, covenants, agreements, obligations, costs, expenses, actions or causes of action of every nature, character or description, now accrued or which may hereafter accrue, in law, equity or otherwise, based in whole or in part on any facts, conduct, activities, transactions, events or occurrences known or unknown, which have or allegedly have existed, occurred, happened, arisen or transpired prior to the Effective Times (the "Released Claims"). Each Shareholder represents and warrants that he or she has the sole authority to release the Released Claims. Each Shareholder agrees that such holder shall forever refrain and forbear from commencing, instituting or prosecuting any lawsuit, action or proceeding, judicial, administrative, or otherwise, or otherwise attempting to collect or enforce any Released Claims which are released and discharged herein.

                                  ARTICLE VIII

                       CONDITIONS TO OBLIGATIONS OF ACSYS
                       ----------------------------------

     The obligations of ACSYS to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by ACSYS:

    8.1   No Court Order or Litigation. No Court Order or Litigation shall have
          ----------------------------
been commenced or threatened, and no investigation by any Governmental Body shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

    8.2   Representations, Warranties and Agreements.
          ------------------------------------------

          (a) The representations and warranties of C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except where a representation and warranty is qualified by its terms by a reference to materiality in which case such representation and warranty as so qualified shall
be true and correct in all respects).   C.P.A. Staffing, C.P.A. Search, Career
Placement and each Shareholder shall have delivered to ACSYS certificates to such effect, dated as of the Closing Date, signed by the Presidents of C.P.A. Staffing, C.P.A. Search and Career Placement and each Shareholder, in form and substance reasonably satisfactory to counsel to ACSYS.

          (b) C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders shall have each performed or tendered performance in all material respects of all covenants and agreements contained in this Agreement required to be performed and complied with by them at or prior to the Closing. C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders shall have delivered to ACSYS certificates to such effect, dated as of the Closing Date, signed by the Presidents of C.P.A. Staffing, C.P.A. Search, Career Placement and each Shareholder, in form and substance reasonably satisfactory to counsel to ACSYS.

          (c) There shall have been no material adverse change in the business, financial condition, results of operations or assets of C.P.A. Staffing, C.P.A. Search or Career Placement from the date hereof through the Closing Date, and ACSYS shall have received certificates, dated as of the Closing Date, signed by the Presidents of C.P.A. Staffing, C.P.A. Search and Career Placement in form and substance reasonably satisfactory to counsel to ACSYS.

    8.3   Actions and Proceedings.  All corporate actions and proceedings
          -----------------------
required to perform the transactions contemplated herein shall have been taken and counsel to ACSYS shall have been furnished with copies of all such corporate actions and proceedings certified by the Secretaries of C.P.A. Staffing, C.P.A. Search and Career Placement.

    8.4   Employment Agreements. Louis Boohaker and John Ficquette shall have
          ---------------------
executed and delivered to ACSYS Employment Agreements substantially in the form attached hereto as Exhibit A-1 and Ruth Gottlieb shall have executed and delivered to ACSYS an Employment Agreement substantially in the form attached hereto as Exhibit A-2.

    8.5   Shareholders Agreement. Each of the Shareholders shall have executed
          ----------------------
and delivered to ACSYS a Shareholders Agreement substantially in the form attached hereto as Exhibit B.

    8.6   Escrow Agreement. Each of the Shareholders shall have executed and
          ----------------
delivered to ACSYS an Escrow Agreement substantially in the form attached hereto as Exhibit C.

    8.7   Legal Opinion. C.P.A. Staffing, C.P.A. Search, Career Placement and
          -------------
the Shareholders shall have tendered a legal opinion of Gibson, Deal & Fletcher PC, counsel to C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders, in the form attached hereto as Exhibit D.

    8.8   Due Diligence. ACSYS shall have completed its due diligence
          -------------
investigation of C.P.A. Staffing, C.P.A. Search and Career Placement the results of which shall have been satisfactory to ACSYS in its sole discretion, including, without limitation, the delivery of financial statements of the combined Companies for the year ended December 31, 1996 audited by the firm of Arthur Andersen LLP.

    8.9   Regulatory Approvals. All authorizations, approvals or consents of any
          --------------------
and all Governmental Bodies or other Persons required to be obtained by C.P.A. Staffing, C.P.A. Search, Career Placement and the Shareholders to consummate the transactions contemplated by this Agreement shall have been validly obtained and copies thereof shall have been delivered to ACSYS.

    8.10  Financing.  ACSYS shall have entered into a borrowing facility to
          ---------
obtain, on terms satisfactory to ACSYS, all funds necessary for the payment of the Merger Cash Portion.

    8.11  Termination of Existing Agreements. All employment, compensation or
          ----------------------------------
benefit agreements, arrangements or understandings, oral or written, between any of C.P.A. Staffing, C.P.A. Search and Career Placement, on the one hand, and any of the Shareholders and/or Ruth Gottlieb, on the other, shall have been terminated without liability to any of the Companies other than the payment of $702,465 to Ruth Gottlieb in lieu of Section 9 of that certain Compensation Agreement dated as of July 16, 1996, by and between Ruth Gottlieb and C.P.A. Staffing, Inc., which obligation is comprised of (i) a $280,000 demand note from C.P.A. Staffing to Ruth Gottlieb that is being repaid on the Closing Date by ACSYS as part of the Merger Consideration and (ii) a $422,465 installment note from C.P.A. Staffing to Ruth Gottlieb that has been assumed by the Shareholders prior to the Closing. Evidence of such terminations and assumption shall have been provided to ACSYS to its satisfaction.

                                   ARTICLE IX

          CONDITION TO OBLIGATIONS OF C.P.A. STAFFING, C.P.A. SEARCH,
                     CAREER PLACEMENT AND THE SHAREHOLDERS
                     -------------------------------------

     The obligations of C.P.A. Staffing, C.P.A. Search and Career placement to effect the Closing shall be subject to the satisfaction at or prior to the Closing of the following conditions, any one or more of which may be waived by such Companies:

    9.1   No Court Order or Litigation. No Court Order or Litigation shall have
          ----------------------------
been commenced or threatened, and no investigation by any Governmental Body shall have been threatened, against any of the parties to this Agreement or any of the principals, officers or directors of any of them seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions.

    9.2   Representations, Warranties and Agreements.
          ------------------------------------------

          (a) The representations and warranties of ACSYS set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date with the same force and effect as though made as of the Closing Date (except where a representation and warranty is qualified by its terms by a reference to materiality in which case such representation and warranty as so qualified shall be true and correct in all respects). ACSYS shall have delivered to C.P.A. Staffing, C.P.A. Search and Career Placement a certificate to such effect, dated as of the Closing Date, signed by the President of ACSYS, in form and substance reasonably satisfactory to counsel to C.P.A. Staffing, C.P.A. Search and Career Placement.

          (b) ACSYS shall have performed or tendered performance in all material respects of all covenants and agreements contained in this Agreement required to be performed and complied with by it at or prior to the Closing. ACSYS shall have delivered to C.P.A. Staffing, C.P.A. Search and Career Placement a certificate to such effect, dated as of the Closing Date, signed by the President of ACSYS, in form and substance reasonably satisfactory to counsel to C.P.A. Staffing, C.P.A. Search and Career Placement.

          (c) There shall have been no material adverse change in the business, financial condition, results of operations or assets of ACSYS from the date hereof through the Closing Date, and C.P.A. Staffing, C.P.A. Search and Career Placement shall have received a certificate, dated as of the Closing Date, signed by the Presidents of ACSYS in form and substance reasonably satisfactory to counsel to C.P.A. Staffing, C.P.A. Search and Career Placement.

    9.3   Actions and Proceedings. All corporate actions and proceedings on the
          -----------------------
part of ACSYS required to perform the transactions contemplated herein shall have been taken and counsel to C.P.A. Staffing, C.P.A. Search and Career Placement shall have been furnished with copies of all such corporate actions and proceedings certified by the Secretary of ACSYS.

    9.4   Employment Agreements. ACSYS shall have executed and delivered to
          ---------------------
Louis Boohaker and John Ficquette an Employment Agreement substantially in the form attached hereto as Exhibit A-1 and to Ruth Gottlieb an Employment Agreement substantially in the form attached hereto as Exhibit A-2..

    9.5   Regulatory Approvals. All authorizations, approvals or consents of any
          --------------------
and all Governmental Bodies or other Persons required to be obtained by ACSYS to consummate the transactions contemplated by this Agreement shall have been validly obtained and copies thereof shall have been delivered to the Company.


                                   ARTICLE X

                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION
                  --------------------------------------------

   10.1   Survival of Representations, Etc. The representations and warranties
          --------------------------------
given by C.P.A. Staffing, C.P.A. Search, Career Placement, each Shareholder and ACSYS under this Agreement shall survive the Closing for a period of one (1) year after the Closing Date, except that all representations and warranties contained in Sections 4.2, 4.4, 4.8, 4.13, 4.14(b), 4.19, 5.2, 5.4, 5.7, 5.12,
5.13(b) and 5.18 shall survive the Closing for a period of 45 days beyond the period of the applicable statute of limitations plus any extensions or waivers thereof. Except as expressly provided in this Agreement, all covenants, agreements, undertakings and indemnities set forth in this Agreement shall survive indefinitely.

    10.2   Indemnification by the Shareholders. The Shareholders hereby agree to
           -----------------------------------
indemnify and hold harmless jointly and severally ACSYS, its officers, directors, employees, representatives, Affiliates, and their successors and assigns, (each, an "Indemnified ACSYS Party") from and against any and all Liabilities, claims, demands, judgments, settlement payments, losses, costs, damages, penalties and expenses whatsoever (including reasonable attorneys', consultants' and other professional fees and disbursements of every kind, nature and description incurred by such Indemnified ACSYS Party in connection therewith) (collectively, "Damages") that such Indemnified ACSYS Party may sustain, suffer or incur that result from, arise out of or relate to (a) any breach of or any inaccuracy in any representation, warranty, covenant or agreement of C.P.A. Staffing, C.P.A. Search, Career Placement or any Shareholder contained in this Agreement, including any breach of the obligation to indemnify hereunder, and (b) any failure to file a Tax Return for the year ended December 31, 1995 that correctly reflected the Companies' level of income or liability for taxes in the period covered thereby. For purposes of this Section 10.2, any qualification of such representations and warranties by reference to materiality or knowledge shall be disregarded in determining the inaccuracy, untruth, incompleteness or breach thereof.

   10.3    Indemnification by ACSYS. ACSYS hereby agrees to indemnify and hold
           ------------------------
harmless the Shareholders ("Indemnified Seller Party") from and against any Damages that such Indemnified Seller Party may sustain, suffer or incur that result from, arise out of or relate to any breach of or inaccuracy in any representation, warranty, covenant or agreement of ACSYS contained in this Agreement, including any breach of the obligation to indemnify hereunder. For purposes of this Section 10.3, any qualification of such representations and warranties by reference to materiality or knowledge shall be disregarded in determining the inaccuracy, untruth, incompleteness or breach thereof.

   10.4    Limitation on Liabilities.  Notwithstanding anything in this
           -------------------------
Agreement to the contrary, an indemnifying party shall not have any liability to an indemnified party in respect of any claim for indemnification unless a Claim Notice with respect thereto is delivered to the indemnifying party specifying the factual basis of the claim in reasonable detail to the extent then known by the indemnified party prior to the termination of the survival period for such representation and warranty set forth in Section 10.1 hereof.

   10.5    Procedure for Claims.
           --------------------

          (a) An Indemnified ACSYS Party or an Indemnified Seller Party that desires to seek indemnification under any part of this Article X (each, an "Indemnified Party") shall give notice (a "Claim Notice") to each party responsible or alleged to be responsible for indemnification hereunder (an "Indemnitor"). Such notice shall briefly explain the nature of the claim and the parties known to be involved, and shall specify the amount thereof. If the matter to which a claim relates shall not have been resolved as of the date of the Claim Notice, the Indemnified Party shall estimate the amount of the claim in the Claim Notice, but also specify therein that the claim has not yet been liquidated (an "Unliquidated Claim"). If an Indemnified Party gives a Claim Notice for an Unliquidated Claim, the Indemnified Party shall also give a second Claim Notice (the "Liquidated Claim Notice") within 60 days after the matter giving rise to the claim becomes finally resolved, and the Liquidated Claim Notice shall specify the amount of the claim. Each Indemnitor to which or whom a Claim Notice is given shall respond to any Indemnified Party that has given a Claim Notice (a "Claim Response") within 30 days (the "Response Period") after the later of (i) the date that the Claim Notice is given or (ii) if a Claim Notice is first given with respect to an Unliquidated Claim, the date on which the Liquidated Claim Notice is given. Any Claim Notice or Claim Response shall be given in accordance with the notice requirements hereunder, and any Claim Response shall specify whether or not the Indemnitor giving the Claim Response disputes the claim described in the Claim Notice. If any Indemnitor fails to give a Claim Response within the Response Period, such Indemnitor shall be deemed not to dispute the claim described in the related Claim Notice. If any Indemnitor elects not to dispute a claim described in a Claim Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of such claim shall be conclusively deemed to be an obligation of such Indemnitor.

          (b) If any Indemnitor shall be obligated to indemnify an Indemnified Party hereunder, such Indemnitor shall pay to such Indemnified Party within 30 days after the last day of the applicable Response Period the amount to which such Indemnified Party shall be entitled. If there shall be a dispute as to the amount or manner of indemnification under this
Article X, the Indemnitor and the Indemnified Party shall seek to resolve such dispute through negotiations and, if such dispute is not resolved within twenty days, the Indemnified Party may pursue whatever legal remedies may be available for recovery of the Damages claimed from any Indemnitor. If any Indemnitor fails to pay all or part of any indemnification obligation when due, then such Indemnitor shall also be obligated to pay to the applicable Indemnified Party interest on the unpaid amount for each day during which the obligation remains unpaid at an annual rate equal to 10% or the maximum rate permitted by applicable law, whichever is less.

   10.6    Third Party Claims.  An Indemnified Party that desires to seek
           ------------------
indemnification under any part of this Article X with respect to any actions, suits or other administrative or judicial proceedings (each, an "Action") that may be instituted by a third party shall give each Indemnitor prompt notice of a third party's institution of such Action. After such notice, any Indemnitor may, or if so requested by such Indemnified Party, any Indemnitor shall, participate in such Action or assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party; provided, however, that such Indemnified Party shall have the right to participate at its own expense in the defense of such Action; and provided, further, that the Indemnitor shall not consent to the entry of any judgment or enter into any settlement, except with the written consent of such Indemnified Party (which consent shall not be unreasonably withheld), that (a) fails to include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of any such Action or (b) grants the claimant or plaintiff any injunctive relief against the Indemnified Party. Any failure to give prompt notice under this Section 10.6 shall not bar an Indemnified Party's right to claim indemnification under this Article X, except to the extent that an Indemnitor shall have been harmed by such failure.

   10.7    Exceptions to Limitations. Nothing herein shall be deemed to limit or
           -------------------------
restrict in any manner any rights or remedies which any party has, or might have, at law, in equity or otherwise, based on a willful misrepresentation or willful breach of warranty hereunder.

   10.8    Escrow. At the Closing, each Shareholder shall deliver to the Escrow
           ------
Agent a certificate representing that number of ACSYS Shares received by him or her in the Mergers which equal ten percent (10%) of the Merger Consideration received by such Shareholders in the Mergers (based on a price of $2.35737611 per ACSYS Share) together with three stock powers endorsed in blank (collectively, the "Escrow Deposit") to be held, subject to the terms of the Escrow Agreement, for a period ending on the day prior to the first anniversary of the Closing Date. The Escrow Deposit shall be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement. In addition to any other remedies ACSYS may have for Damages described in Section 10.2 hereof, ACSYS may make a claim against the Escrow Deposit for the amount of such Damages by sending a Claim Notice described in Section 10.5 to the Escrow Agent. The Escrow Deposit shall be held and disbursed by the Escrow Agent in accordance with the terms of the Escrow Agreement. The parties agree and acknowledge that ACSYS's recourse to the Escrow Deposit shall be without prejudice to any and all other remedies ACSYS may have pursuant to this Article X or otherwise. ACSYS's remedies for Damages shall not be limited to the assets comprising the Escrow Deposit

   10.9    Effect of Investigation. Any party's right to indemnification or
           -----------------------
other remedies based upon the representations and warranties, covenants, agreements and undertakings of the other party will not be affected by any investigation, knowledge or waiver of any condition of such party. Any investigation by such party shall be for its own protection only and shall not affect or impair any right or remedy hereunder.

   10.10   Contingent Claims.  Nothing herein shall be deemed to prevent an
           -----------------
Indemnified Party from making a claim hereunder for potential or contingent claims or demands provided the Claim Notice sets forth the specific basis for any such potential or contingent claim to the extent then feasible and the Indemnified Party has reasonable grounds to believe that such a claim or demand may be made.


                                   ARTICLE XI

                                  TERMINATION
                                  -----------

   11.1    Termination. This Agreement may be terminated at any time prior to
           -----------
the Closing Date:

           (a) by mutual written consent of ACSYS and C.P.A. Staffing, C.P.A. Search and Career Placement;

           (b) by C.P.A. Staffing, C.P.A. Search and Career Placement or ACSYS, if there shall be any Regulation that makes consummation of the Merger illegal or otherwise prohibited or if any Court Order enjoining C.P.A. Staffing, C.P.A. Search, Career Placement or ACSYS from consummating the Merger is entered and such Court Order shall have become final and nonappealable;

           (c) by ACSYS or C.P.A. Staffing, C.P.A. Search and Career Placement, if the Merger shall not have been consummated by August 31, 1997.

           (d) by ACSYS if its due diligence investigation and review of the Company shall not have been completed to its sole satisfaction;

           (e) by ACSYS, if C.P.A. Staffing, C.P.A. Search, Career Placement or the Shareholders shall have breached any of their covenants hereunder or if their representations and warranties contained in this Agreement or in any certificate or other writing delivered by them pursuant hereto shall not be true and correct, except for such changes as are contemplated by this Agreement; and

           (f) by C.P.A. Staffing, C.P.A. Search and Career Placement, if the representations and warranties of ACSYS contained in this Agreement or in any certificate or other writing delivered by ACSYS pursuant hereto shall not be true and correct, except for such changes as are contemplated by this Agreement.

   11.2    Effect of Termination. If this Agreement is terminated pursuant to
           ---------------------
Section 11.1, any party may pursue any legal or equitable remedies that may be available if such termination is based on a breach of another party.


                                  ARTICLE XII

                                 MISCELLANEOUS
                                 -------------

   12.1    Payment of Expenses. The Shareholders shall pay their own fees and
           -------------------
expenses and all fees and expenses incurred by C.P.A. Staffing, C.P.A. Search and Career Placement in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including without limitation, the fees and expenses of lawyers, accountants, consultants, investment bankers, brokers, finders and other advisors with respect to the transactions contemplated hereby whether or not the Merger is consummated. ACSYS shall pay its own fees and expenses.

   12.2    Entire Agreement. This Agreement, together with the Escrow Agreement,
           ----------------
the Employment Agreements and the Shareholders Agreement, sets forth the entire understanding of the parties hereto with respect to the Merger and the other transactions contemplated herein and supersedes all prior agreements or understandings among the parties regarding those matters.

   12.3    Amendment, Parties in Interest, Assignment, Etc. This Agreement may
           -----------------------------------------------
be amended, modified or supplemented only by a written instrument duly executed by each of the parties hereto. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party. The parties hereto shall execute and deliver any and all documents and take any and all other actions that may be deemed reasonably necessary by their respective counsel to consummate the Merger.

   12.4    Interpretation. Unless the context of this Agreement clearly requires
           --------------
otherwise, (a) references to the plural include the singular, the singular the plural, and the part the whole, (b) "or" has the inclusive meaning frequently identified with the phrase "and/or" and (c) "including" has the inclusive meaning frequently identified with the phrase "but not limited to." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified. Each accounting term used herein that is not specifically defined herein shall have the meaning given to it under GAAP.

   12.5    Notices. All notices that are required or permitted hereunder shall
           -------
be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto given in accordance with the foregoing notice procedures:

     If to ACSYS or the Merger Subsidiaries:

           ACSYS Resources, Inc.
           Suite 202, 530 E. Swedesford Road
           Wayne, PA 19087
           FAX: 610-687-9456
           Attention:  Edward S. Baumstein, President

     with a required copy to:

           Morgan, Lewis & Bockius LLP
           2000 One Logan Square
           Philadelphia, PA 19103
           FAX: 215-963-5299
           Attention: Stephen M. Goodman

     If to C.P.A. Staffing, C.P.A. Search or Career Placement:

           C.P.A. Staffing, Inc.
           5901-B Peachtree-Dunwoody Road
           Suite 330
           Atlanta, Georgia 30328
           Attention: John Ficquette or Louis Boohaker

     with a required copy to:

           Gibson, Deal and Fletcher, P.C.
           Spalding Exchange
           3953 Holcomb Bridge Road, Suite 200
           Norcross, Georgia  30092
           Attention: John W. Gibson

     If to John Ficquette:

           4657 Glenshire Place
           Atlanta, Georgia  30338

     If to Louis Boohaker:

           2370 Norwich Way
           Tucker, GA 30084


   12.6    Governing Law.  This Agreement shall be construed and interpreted in
           -------------
accordance with the laws of the Commonwealth of Pennsylvania, without regard to its provisions concerning conflict of laws.

   12.7    Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be binding as of the date first written above, and all of which shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto on the day and year first written above.

                                    ACSYS RESOURCES, INC.


                                    By:/s/ Edward S. Baumstein
                                       _______________________
                                         Edward S. Baumstein
                                         President


                                    ACSYS STAFFING ACQUISITION CORP.


                                    By:/s/ Edward S. Baumstein
                                       _______________________
                                         Edward S. Baumstein
                                         President


                                    ACSYS SEARCH ACQUISITION CORP.


                                    By:/s/ Edward S. Baumstein
                                       _______________________
                                         Edward S. Baumstein
                                         President


                                    ACSYS CAREER ACQUISITION CORP.


                                    By:/s/ Edward S. Baumstein
                                       _______________________
                                         Edward S. Baumstein
                                         President


                                    C.P.A. STAFFING, INC.


                                    By:/s/ Louis J. Boohaker
                                       _____________________
                                         Louis J. Boohaker
                                         President

                                    C.P.A. SEARCH, INC.


                                    By:/s/ Louis J. Boohaker
                                       _____________________
                                         Louis J. Boohaker
                                         President


                                    CAREER PLACEMENT ASSOCIATES, INC.


                                    By:/s/ Louis J. Boohaker
                                       _____________________
                                         Louis J. Boohaker
                                         President


                                    /s/ John Ficquette
                                    -------------------------
                                    John Ficquette


                                    /s/ Louis Boohaker
                                    -------------------------
                                    Louis Boohaker